================================================================================





                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                    Depositor



                            LITTON LOAN SERVICING LP
                                    Servicer



                               JPMORGAN CHASE BANK
                                     Trustee


                                       and


                                 CITIBANK, N.A.
                               Trust Administrator



                     ---------------------------------------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of November 1, 2001

                     ---------------------------------------




                       Mortgage Pass-Through Certificates

                                  Series 2001-2



================================================================================

                                                 TABLE OF CONTENTS

         SECTION                                                                                               PAGE
         -------                                                                                               ----
ARTICLE I

         DEFINITIONS

         1.01.     Defined Terms..................................................................................3
                   401(c) Regulations.............................................................................3
                   Accrued Certificate Interest...................................................................3
                   Adjusted Legal Balance.........................................................................3
                   Adjusted Mortgaged Rate........................................................................3
                   Adjustment Date................................................................................4
                   Administrative Fee.............................................................................4
                   Administrative Fee Rate........................................................................4
                   Advancing Person...............................................................................4
                   Affiliate......................................................................................4
                   Agreement......................................................................................4
                   Arrearage......................................................................................4
                   Assignment.....................................................................................5
                   Available Funds................................................................................5
                   Bankruptcy Code................................................................................5
                   Book-Entry Certificate.........................................................................5
                   Book-Entry Custodian...........................................................................5
                   BPO     .......................................................................................5
                   Business Day...................................................................................6
                   Certificate....................................................................................6
                   Certificate Factor.............................................................................6
                   Certificate Owner..............................................................................6
                   Certificate Principal Balance..................................................................6
                   Certificate Register" and "Certificate Registrar...............................................6
                   Certificateholder" or "Holder..................................................................7
                   Class   .......................................................................................7
                   Class A Certificate............................................................................7
                   Class A Principal Distribution Amount..........................................................7
                   Class M Certificate............................................................................7
                   Class M-1 Certificate..........................................................................7
                   Class M-1 Principal Distribution Amount........................................................7
                   Class M-2 Certificate..........................................................................8
                   Class M-2 Principal Distribution Amount........................................................8
                   Class M-3 Certificate..........................................................................8
                   Class M-3 Principal Distribution Amount........................................................8
                   Class M-4 Certificate..........................................................................8
                   Class M-4 Principal Distribution Amount........................................................8
                   Class M-5 Certificate..........................................................................9


                                       i




         SECTION                                                                                               PAGE
         -------                                                                                               ----

                   Class M-5 Principal Distribution Amount........................................................9
                   Class M-6 Certificate..........................................................................9
                   Class M-6 Principal Distribution Amount........................................................9
                   Class R Certificate...........................................................................10
                   Closing Date..................................................................................10
                   Code    ......................................................................................10
                   Collection Account............................................................................10
                   Commission....................................................................................10
                   Compensating Interest.........................................................................10
                   Corporate Trust Office........................................................................10
                   Constant Prepayment Rate......................................................................11
                   Credit Enhancement Percentage.................................................................11
                   Cumulative Loss Limit.........................................................................11
                   Custodian.....................................................................................11
                   Cut-off Date..................................................................................11
                   Cut-off Date Pool Adjusted Legal Balance......................................................11
                   Cut-off Date Pool Arrearage...................................................................11
                   Cut-off Date Pool Legal Balance...............................................................11
                   Cut-off Date Pool Unpaid Principal Balance....................................................11
                   Debt Service Reduction........................................................................11
                   Deficient Valuation...........................................................................12
                   Definitive Certificates.......................................................................12
                   Deleted Mortgage Loan.........................................................................12
                   Delinquency Rate..............................................................................12
                   Depositor.....................................................................................12
                   Depository....................................................................................12
                   Depository Institution........................................................................12
                   Depository Participant........................................................................12
                   Determination Date............................................................................13
                   Directly Operate..............................................................................13
                   Disqualified Organization.....................................................................13
                   Distribution Account..........................................................................13
                   Distribution Date.............................................................................13
                   Due Date......................................................................................14
                   Due Period....................................................................................14
                   Eligible Account..............................................................................14
                   ERISA   ......................................................................................14
                   Estate in Real Property.......................................................................14
                   Expense Account...............................................................................14
                   Extraordinary Trust Fund Expenses.............................................................14
                   FDIC    ......................................................................................14
                   FHA     ......................................................................................15
                   FHA Approved Mortgagee........................................................................15
                   FHA Regulations...............................................................................15



                                       ii



         SECTION                                                                                               PAGE
         -------                                                                                               ----

                   FHLMC   ......................................................................................15
                   Final Recovery Determination..................................................................15
                   FNMA    ......................................................................................15
                   Gross Margin..................................................................................15
                   HUD     ......................................................................................15
                   Independent...................................................................................15
                   Independent Contractor........................................................................15
                   Index   ......................................................................................16
                   Insurance Proceeds............................................................................16
                   Interest Accrual Period.......................................................................16
                   Interest Carry Forward Amount.................................................................16
                   Interest Distribution Amount..................................................................16
                   Interest Remittance Amount....................................................................16
                   Late Collections..............................................................................17
                   Legal Balance.................................................................................17
                   Liquidation Event.............................................................................17
                   Liquidation Proceeds..........................................................................17
                   Loan-to-Value Ratio...........................................................................17
                   Maximum Mortgage Rate.........................................................................17
                   Minimum Mortgage Rate.........................................................................17
                   Modified Scheduled Payment....................................................................17
                   Moody's ......................................................................................18
                   Mortgage......................................................................................18
                   Mortgage File.................................................................................18
                   Mortgage Loan.................................................................................18
                   Mortgage Loan Purchase Agreement..............................................................18
                   Mortgage Loan Schedule........................................................................18
                   Mortgage Loan Seller..........................................................................19
                   Mortgage Note.................................................................................19
                   Mortgage Pool.................................................................................19
                   Mortgage Rate.................................................................................19
                   Mortgaged Property............................................................................20
                   Mortgagor.....................................................................................20
                   Net Monthly Excess Cash Flow..................................................................20
                   Net Mortgage Rate.............................................................................20
                   Net WAC Rate..................................................................................20
                   Net WAC Rate Carryover Amount.................................................................20
                   New Lease.....................................................................................20
                   Nonrecoverable Payment Advance................................................................20
                   Non-United States Person......................................................................21
                   Officers' Certificate.........................................................................21
                   Opinion of Counsel............................................................................21
                   Original Mortgage Loan........................................................................21
                   Original Scheduled Payment....................................................................21



                                      iii



         SECTION                                                                                               PAGE
         -------                                                                                               ----

                   Overcollateralized Amount.....................................................................21
                   Ownership Interest............................................................................21
                   Pass-Through Rate.............................................................................21
                   Payment Advance...............................................................................22
                   Percentage Interest...........................................................................22
                   Periodic Rate Cap.............................................................................22
                   Permitted Investments.........................................................................22
                   Permitted Transferee..........................................................................23
                   Person  ......................................................................................23
                   Plan    ......................................................................................23
                   Plurality Residual Certificateholder..........................................................23
                   Prepayment Assumption.........................................................................23
                   Prepayment Interest Shortfall.................................................................24
                   Prepayment Period.............................................................................24
                   Principal and Arrearage Distribution Amount...................................................24
                   Principal and Arrearage Remittance Amount.....................................................24
                   Principal Prepayment..........................................................................24
                   Private Certificate...........................................................................24
                   Purchase Price................................................................................24
                   Qualified Substitute Mortgage Loan............................................................25
                   Rating Agency or Rating Agencies..............................................................26
                   Realized Loss.................................................................................26
                   Record Date...................................................................................27
                   Regular Interest..............................................................................27
                   Relief Act....................................................................................27
                   Relief Act Interest Shortfall.................................................................27
                   REMIC   ......................................................................................27
                   REMIC Regular Certificate.....................................................................27
                   REMIC Provisions..............................................................................27
                   Remittance Report.............................................................................27
                   Rents from Real Property......................................................................28
                   REO Account...................................................................................28
                   REO Disposition...............................................................................28
                   REO Imputed Interest..........................................................................28
                   REO Principal Amortization....................................................................28
                   REO Property..................................................................................28
                   Request for Release...........................................................................28
                   Reserve Fund..................................................................................28
                   Residential Dwelling..........................................................................28
                   Residual Certificate..........................................................................28
                   Residual Interest.............................................................................29
                   Responsible Officer...........................................................................29
                   S&P     ......................................................................................29
                   Senior Residual Distribution Amount...........................................................29



                                       iv



         SECTION                                                                                               PAGE
         -------                                                                                               ----

                   Servicer......................................................................................29
                   Servicer Event of Default.....................................................................29
                   Servicer Remittance Date......................................................................29
                   Servicing Account.............................................................................29
                   Servicing Advances............................................................................29
                   Servicing Fee.................................................................................30
                   Servicing Fee Rate............................................................................30
                   Servicing Officer.............................................................................30
                   Servicing Rights Pledgee......................................................................30
                   Single Certificate............................................................................30
                   Startup Day...................................................................................30
                   Stayed Funds..................................................................................30
                   Stepdown Date.................................................................................30
                   Sub-Servicer..................................................................................30
                   Sub-Servicing Account.........................................................................31
                   Sub-Servicing Agreement.......................................................................31
                   Tax Returns...................................................................................31
                   Termination Price.............................................................................31
                   Transfer......................................................................................31
                   Transferee....................................................................................31
                   Transferor....................................................................................31
                   Trigger Event.................................................................................31
                   Trust Administrator...........................................................................31
                   Trust Fund....................................................................................31
                   Trust   ......................................................................................31
                   REMIC   ......................................................................................31
                   Trustee ......................................................................................32
                   Uninsured Cause...............................................................................32
                   United States Person..........................................................................32
                    Principal Balance............................................................................32
                   VA      ......................................................................................33
                   VA Approved Lender............................................................................33
                   VA Regulations................................................................................33
                   Value   ......................................................................................33
                   Voting Rights.................................................................................33
         1.02.     Allocation of Certain Interest Shortfalls.....................................................33

ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS;
         ORIGINAL ISSUANCE OF CERTIFICATES

         2.01.     Conveyance of Mortgage Loans..................................................................34
         2.02.     Acceptance of the Trust REMIC by Trustee......................................................36



                                       v



         SECTION                                                                                               PAGE
         -------                                                                                               ----

         2.03.     Cure of Breaches; Repurchase or Substitution of Mortgage Loans................................37
         2.04.     Representations and Warranties of the Depositor...............................................39
         2.05.     Execution, Authentication and Delivery of Class R Certificates; Creation of REMIC
                   Regular Certificates..........................................................................41
         2.06.     Representations, Warranties and Covenants of the Servicer.....................................41

ARTICLE III

         ADMINISTRATION AND SERVICING
         OF THE TRUST FUND

         3.01.     Servicer to Act as Servicer...................................................................45
         3.02.     Sub-Servicing Agreements Between Servicer and Sub-Servicers; Enforcement of Sub-
                   Servicing Agreements and the Mortgage Loan Purchase Agreement.................................47
         3.03.     Successor Sub-Servicers.......................................................................48
         3.04.     Liability of the Servicer.....................................................................48
         3.05.     No Contractual Relationship Between Sub-Servicers, Trust Administrator, Trustee or
                   Certificateholders............................................................................49
         3.06.     Assumption or Termination of Sub-Servicing Agreements by Trust Administrator
                    .............................................................................................49
         3.07.     Collection of Certain Mortgage Loan Payments..................................................49
         3.08.     Sub-Servicing Accounts........................................................................50
         3.09.     Collection of Taxes, Assessments and Similar Items; Servicing Accounts........................50
         3.10.     Collection Account and Distribution Account...................................................51
         3.11.     Withdrawals from the Collection Account and Distribution Account..............................53
         3.12.     Investment of Funds in the Collection Account and the Distribution Account....................56
         3.13.     [intentionally omitted].......................................................................57
         3.14.     Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage
                    .............................................................................................57
         3.15.     Enforcement of Due-On-Sale Clauses; Assumption Agreements.....................................58
         3.16.     Realization Upon Defaulted Mortgage Loans.....................................................59
         3.17.     Trustee to Cooperate; Release of Mortgage Files...............................................61
         3.18.     Servicing Compensation........................................................................62
         3.19.     Reports to the Trust Administrator and the Trustee; Collection Account Statements
                    .............................................................................................63
         3.20.     Statement as to Compliance....................................................................63
         3.21.     Independent Public Accountants' Servicing Report..............................................64
         3.22.     Access to Certain Documentation...............................................................64
         3.23.     Title, Management and Disposition of REO Property.............................................65
         3.24.     Obligations of the Servicer in Respect of Prepayment Interest Shortfalls......................68
         3.25.     Expense Account...............................................................................68
         3.26.     Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments
                    .............................................................................................69
         3.27.     Reserve Fund..................................................................................69




                                       vi


         SECTION                                                                                               PAGE
         -------                                                                                               ----

         3.28.     Advance Facility..............................................................................70

ARTICLE IV

         PAYMENTS TO CERTIFICATEHOLDERS

         4.01.     Distributions.................................................................................71
         4.02.     Statements to Certificateholders..............................................................76
         4.03.     Remittance Reports; Payment Advances..........................................................80
         4.04.     Allocation of Extraordinary Trust Fund Expenses and Realized Losses...........................81
         4.05.     Commission Reporting..........................................................................82
         4.06.     Compliance with Withholding Requirements......................................................83

ARTICLE V

         THE CERTIFICATES

         5.01.     The Certificates..............................................................................84
         5.02.     Registration of Transfer and Exchange of Certificates.........................................86
         5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.............................................90
         5.04.     Persons Deemed Owners.........................................................................90
         5.05.     Certain Available Information.................................................................91

ARTICLE VI

         THE DEPOSITOR AND THE SERVICER

         6.01.     Liability of the Depositor and the Servicer...................................................92
         6.02.     Merger or Consolidation of the Depositor or the Servicer......................................92
         6.03.     Limitation on Liability of the Depositor, the Servicer and Others.............................92
         6.04.     Limitation on Resignation of the Servicer.....................................................93
         6.05.     Rights of the Depositor in Respect of the Servicer............................................94

ARTICLE VII

         DEFAULT

         7.01.     Servicer Events of Default....................................................................95
         7.02.     Trust Administrator to Act; Appointment of Successor..........................................97
         7.03.     Notification to Certificateholders............................................................98
         7.04.     Waiver of Servicer Events of Default..........................................................99

ARTICLE VIII


                                      vii


         SECTION                                                                                               PAGE
         -------                                                                                               ----

         CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

         8.01.     Duties of Trustee and Trust Administrator....................................................100
         8.02.     Certain Matters Affecting the Trustee and the Trust
                                                              Administrator.....................................101
         8.03.     Neither the Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans
                    ............................................................................................102
         8.04.     Trustee and Trust Administrator May Own Certificates.........................................103
         8.05.     Trustee's and Trust Administrator's Fees and Expenses........................................103
         8.06.     Eligibility Requirements for Trustee and Trust Administrator.................................104
         8.07.     Resignation and Removal of the Trustee and the Trust
                                                              Administrator.....................................104
         8.08.     Successor Trustee or Trust Administrator.....................................................105
         8.09.     Merger or Consolidation of Trustee...........................................................106
         8.10.     Appointment of Co-Trustee or Separate Trustee................................................106
         8.11.     Appointment of Custodians....................................................................107
         8.12.     Appointment of Office or Agency..............................................................108
         8.13.     Representations and Warranties...............................................................108

ARTICLE IX

         [RESERVED]


ARTICLE X

         TERMINATION

         10.01.    Termination Upon Repurchase or Liquidation of All Mortgage Loans.............................111
         10.02.    Additional Termination Requirements..........................................................113

ARTICLE XI

         REMIC PROVISIONS

         11.01.    REMIC Administration.........................................................................114
         11.02.    Prohibited Transactions and Activities.......................................................117
         11.03.    Servicer and Trustee and Trust Administrator Indemnification.................................117

ARTICLE XII

         MISCELLANEOUS PROVISIONS

         12.01.    Amendment....................................................................................118


                                      viii




         SECTION                                                                                               PAGE
         -------                                                                                               ----

         12.02.    Recordation of Agreement; Counterparts.......................................................119
         12.03.    Limitation on Rights of Certificateholders...................................................119
         12.04.    Governing Law................................................................................120
         12.05.    Notices......................................................................................120
         12.06.    Severability of Provisions...................................................................121
         12.07.    Notice to Rating Agencies....................................................................121
         12.08.    Article and Section References...............................................................122
         12.09.    Grant of Security Interest...................................................................122

                                    EXHIBITS
                                    --------
         Exhibit A-1       Form of Class A Certificate
         Exhibit A-2       Form of Class M-1 Certificate
         Exhibit A-3       Form of Class M-2 Certificate
         Exhibit A-4       Form of Class M-3 Certificate
         Exhibit A-5       Form of Class M-4 Certificate
         Exhibit A-6       Form of Class M-5 Certificate
         Exhibit A-7       Form of Class M-6 Certificate
         Exhibit A-8       Form of Class R Certificate
         Exhibit B         [Reserved]
         Exhibit C-1       Form of Trustee's Initial Certification
         Exhibit C-2       Form of Trustee's Final Certification
         Exhibit D         Form of Mortgage Loan Purchase Agreement
         Exhibit E         Request for Release
         Exhibit F-1       Form of Transferor Representation Letter and Form of Transferee
                           Representation Letter in Connection with Transfer of the Private Certificates
                           Pursuant to Rule 144A
         Exhibit F-2       Form of Transfer Affidavit and Agreement and Form of Transferor Affidavit
                           in Connection with Transfer of Class R Certificates

         Schedule 1        Mortgage Loan Schedule
         Schedule 2        Schedule of Mortgage Loans with Reconstructed Mortgage Files

                   This Pooling and Servicing Agreement, is dated and effective as of November 1, 2001, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Litton Loan Servicing LP as Servicer, JPMorgan Chase Bank as Trustee and Citibank, N.A. as Trust Administrator.

                             PRELIMINARY STATEMENT:

                   The Depositor intends to sell the Certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.

                   As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Reserve Fund) as a REMIC for federal income tax purposes (the "Trust REMIC"). The Class R Certificates will represent the sole class of "residual interests" in the Trust REMIC for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the latest possible maturity date for each of the Classes of Certificates representing "regular interests" in the Trust REMIC.


             Class                        Pass-Through                     Initial                 Latest Possible
          Designation                         Rate                  Certificate Principal          Maturity Date(1)
                                                                           Balance
Class A                                 5.25% per annum(2)              $204,097,000               January 25, 2035
Class M-1                               6.00% per annum(2)              $ 22,450,000               January 25, 2035
Class M-2                               6.00% per annum(2)              $ 12,246,000               January 25, 2035
Class M-3                               6.00% per annum(2)              $  8,844,000               January 25, 2035
Class M-4                               6.00% per annum(2)              $ 14,287,000               January 25, 2035
Class M-5                               6.00% per annum(2)              $  8,164,000               January 25, 2035
Class M-6                               6.00% per annum(2)              $  2,041,440               January 25, 2035

---------------------------------

(1) Designated as the date ten years after the first Distribution Date following the stated maturity date of the Mortgage Loan with the longest remaining term to scheduled maturity.

(2) Subject to the limitation set forth herein in the definition of "Pass-Through Rate."

                  The aggregate Cut-off Date Pool Adjusted Legal Balance of the Mortgage Loans and the aggregate initial Certificate Principal Balance of the respective Classes of REMIC Regular Certificates in each case will be $272,129,440.

                  Capitalized terms used but not otherwise defined in this Preliminary Statement, have the meanings assigned thereto in Article I.

                  In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Trustee and the Trust Administrator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.             Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "401(c) Regulations": The regulations to be issued by the United States Department of Labor pursuant to Section 401(c) of ERISA by no later than December 31, 2001 relating to which assets of an insurance company general account constitute "plan assets" of a Plan.

                  "Accrued Certificate Interest": With respect to any Class of REMIC Regular Certificates for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Principal Balance outstanding immediately prior to such Distribution Date. Accrued Certificate Interest for each Class of REMIC Regular Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class of REMIC Regular Certificates, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date.

                  "Adjusted Legal Balance": With respect to any Mortgage Loan as of any date of determination, the sum of (i) the then outstanding Unpaid Principal Balance of such Mortgage Loan and (ii) 92% of the then outstanding Arrearage of such Mortgage Loan.

                  "Adjusted Mortgaged Rate": For any Distribution Date, the Adjusted Mortgage Rate on any Mortgage Loan is equal to the excess, if any, of
(i) the product of (A) the applicable Mortgage Rate on the Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs and (B) a fraction, the numerator of which is (w) prior to the Legal Balance Interest Date of that Mortgage Loan, the Unpaid Principal Balance of that Mortgage Loan, or after the the Legal Balance Interest Date of that Mortgage Loan, the Legal Balance of that Mortgage Loan, and the denominator of which is (y) the Legal Balance of that Mortgage Loan, in each case as of the first day of the month preceding the month in which such Distribution Date occurs, over (ii) the percentage equivalent of a fraction, the numerator of which is (x) twelve times the sum of the Servicing Fee due to the Servicer for the Due Period relating to such Distribution Date and the Administrative Fee payable to the Trust Administrator on such Distribution Date, and the denominator of which is (y) the Legal Balance of that Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs.

                  "Adjustment Date": With respect to each adjustable-rate Mortgage Loan, the first day of the month on which the Mortgage Rate of an adjustable-rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each adjustable-rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Administrative Fee": The amount payable to the Trust Administrator on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it and the Trustee in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trust Administrator and the Trustee hereunder, which amount shall equal the product of (i) the Administrative Fee Rate, multiplied by (ii) the aggregate Unpaid Principal Balance of each Mortgage Loan and each REO Property (in each case prior to the Legal Balance Interest Date of the related Mortgage
Loan) or the Legal Balance of each Mortgage Loan and each REO Property (in each case after the Legal Balance Interest Date of the related Mortgage Loan). The fee payable to the Trustee for all services rendered by it in the execution of the trust hereby created and the exercise and performance of any of the powers and duties of the Trustee hereunder (including the fees and expenses in its capacity as Custodian) will be paid by the Trust Administrator out of the Trust Administrator's own funds or out of the Administrative Fee received by the Trust Administrator in such amounts as the Trust Administrator and the Trustee shall have agreed upon in a separate agreement between them.

                  "Administrative Fee Rate":  0.0225% per annum.

                  "Advancing Person":  As defined in Section 3.28.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Arrearage": With respect to each Mortgage Loan, the sum of the following, to the extent not received subsequent to the Cut-off Date and applied in reduction of the Arrearage of such Mortgage Loan: (i) all accrued but unpaid interest due on the Mortgage Loan as of the expiration of the forbearance period, reduced by any amounts paid in respect of Arrearage from the expiration of the forbearance period to the Cut-off Date, (ii) all other accrued but unpaid interest due on the Mortgage Loan on or before the Cut-off Date but not received prior to the Cut-off Date, (iii) the amount of any tax and insurance advances made with respect to the Mortgage Loan from the acquisition of the Mortgage Loan by the Mortgage Loan Seller to but not including the Cut-off Date, and (iv) the amount of certain service charges and Servicing Advances, the rights to which the Mortgage Loan Seller acquired in connection with its purchase of the Mortgage Loan. Notwithstanding the foregoing, with respect each Bankruptcy Mortgage Loan, the computation of the amount described in the clauses (i) and (ii) above will be the lesser of (A) the amount described in such clauses and (B) the unpaid interest amount that was indicated in the applicable proof of claim plus any additional accrued but unpaid interest due on the Mortgage Loan under the applicable payment plan subsequent to the applicable date for the proof of claim but on or before the Cut-off Date, to the extent not received on or before the Cut-off Date. The aggregate Arrearage for each Mortgage Loan as of the Cut-off Date is set forth on the Mortgage Loan Schedule.

                  "Arrearage Repayment Percentage": As defined in Section 1.01 under "Prepayment Assumption."

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Available Funds": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 3.24, (d) the aggregate of any Payment Advances made by the Servicer for such Distribution Date pursuant to Section 4.03, and (e) the aggregate of any advances made by the Trust Adminstrator or the Trustee, as applicable, for such Distribution Date pursuant to Section 7.02, reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) hereof that represents (i) Modified Scheduled Payments on the related Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the related Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the related Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Servicer, the Trustee, the Trust Administrator, the Mortgage Loan Seller or any Sub-Servicer pursuant to
Section 3.11 or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) Stayed Funds and (vi) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error, and (y) amounts reimbursable to the Trust Administrator for an advance made pursuant to Section 7.02(b) which advance the Trust Administrator has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Mortgage Loan": Mortgage Loans which as of the Cut-off Date had borrowers subject to cases under the Bankruptcy Code or had confirmed bankruptcy plans.

                  "Book-Entry Certificate": The Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates for so long as the Certificates of such Classes shall be registered in the name of the Depository or its nominee.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.01.

                  "BPO": With respect to each Mortgaged Property relating to a Mortgage Loan, the drive-by valuation (I.E., the interior of the property is generally not inspected) prepared by a real estate broker in the community in which such Mortgaged Property is located who is independent of the Mortgage Loan Seller, Servicer and their Affiliates, which valuation indicates the expected proceeds of a sale of such Mortgaged Property on an "as is" basis based upon a normal marketing time for similar types of Mortgaged Properties in similar areas, and includes certain assumptions, including those as to the condition of the interior of the applicable Mortgaged Property.

                  "Business Day": Any day other than (i) a Saturday or Sunday,
(ii) a day on which the Depository is authorized or obligated by law or executive order to remain closed, (iii) a day on which the banking or savings and loan institutions in the State of New York or the State of Texas, or in the city in which the Corporate Trust Office of the Trust Administrator or the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed or (iv) a day on which the Servicer, the Trustee, the Certificate Registrar or the Trust Administrator is authorized or obligated by law or executive order to be closed.

                  "Certificate": Any one of the Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 2001-2, Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 or Class R, issued under this Agreement.

                  "Certificate Factor": With respect to any Class of REMIC Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to seven places, the numerator of which is the Certificate Principal Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses and Extraordinary Trust Fund Expenses in reduction of the Certificate Principal Balance of such Class of Certificates to be made on such Distribution
Date), and the denominator of which is the initial Certificate Principal Balance of such Class of Certificates as of the Closing Date.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to each REMIC Regular Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution

Date immediately prior to such date of determination, minus all distributions allocable to principal made thereon and any Realized Losses and Extraordinary Trust Fund Expenses allocated thereto on the immediately preceding Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to any Class of REMIC Regular Certificates as of any date of determination, the aggregate Certificate Principal Balance of the Certificates of such Class as of such date of determination.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 12.01 and except at any time that all Certificates outstanding shall be held by the Depositor or the Servicer or any Affiliate thereof, as applicable. The Trustee and the Trust Administrator may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Trust Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A Certificate": Any one of the Class A Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in the Trust REMIC for purposes of the REMIC Provisions.

                  "Class A Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of: (1) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (2) the lesser of (A) the product of (i) 40.00% and (ii) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period minus $13,606,472.

                  "Class M Certificate": Any one of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Certificates.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in the Trust REMIC for purposes of the REMIC Provisions.

                  "Class M-1 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of: (1) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (2) the lesser of
(A) the product of (i) 56.50% and (ii) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period minus $13,606,472.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in the Trust REMIC for purposes of the REMIC Provisions.

                  "Class M-2 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of: (1) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) the product of (i) 65.50% and (ii) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period minus $13,606,472.

                  "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in the Trust REMIC for purposes of the REMIC Provisions.

                  "Class M-3 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of: (1) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) the product of (i) 72.00% and (ii) the aggregate Adjusted Legal Balance of the

Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period minus $13,606,472.

                  "Class M-4 Certificate": Any one of the Class M-4 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in the Trust REMIC for purposes of the REMIC Provisions.

                  "Class M-4 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of: (1) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (2) the lesser of
(A) the product of (i) 82.50% and (ii) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period minus $13,606,472.

                  "Class M-5 Certificate": Any one of the Class M-5 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in the Trust REMIC for purposes of the REMIC Provisions.

                  "Class M-5 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of: (1) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) the product of (i) 88.50% and (ii) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period minus $13,606,472.
..

                  "Class M-6 Certificate": Any one of the Class M-6 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in the Trust REMIC for purposes of the REMIC Provisions.

                  "Class M-6 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of: (1) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) the product of (i) 90.00% and (ii) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period minus $13,606,472.

                  "Class R Certificate": Any one of the Certificates with a "Class R" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing the sole class of "residual interests" in the Trust REMIC for purposes of the REMIC Provisions.

                  "Closing Date": November 30, 2001.

                  "Code":  The Internal Revenue Code of 1986.

                  "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled "Litton Loan Servicing LP, as Servicer for JPMorgan Chase Bank, as Trustee, in trust for registered holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 2001-2." The Collection Account must be an Eligible Account.

                  "Commission":  The Securities and Exchange Commission.

                  "Compensating Interest": With respect to any principal prepayments, the amount paid by the Servicer from its own funds to cover Prepayment Interest Shortfalls, but only to the extent of its Servicing Fee for the related Due Period.

                  "Corporate Trust Office": The principal corporate trust office of the Trust Administrator or the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 111 Wall Street, 14th Floor, New York, New York 10005, Attention: Structured Finance/Salomon 2001-2, or at such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Trustee and, with respect to the Trustee, at the date of the execution of this instrument is located at 450 West 33rd Street, 14th Floor, New York, New York 10001-2697, Attention: Institutional Trust Services/Structured Finance Services -- Salomon 2001-2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Trust Administrator.

                  "Constant Prepayment Rate": As defined in Section 1.01 under "Prepayment Assumption."

                  "Credit Enhancement Percentage": The percentage obtained by dividing (1) the sum of the Overcollateralized Amount and the aggregate Certificate Principal Balance of the Class M Certificates by (2) the aggregate Adjusted Legal Balance of the Mortgage Loans, calculated after taking into account distributions of principal and Arrearage on the Mortgage Loans and distribution of the Principal and Arrearage Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on the related Distribution Date.

                  "Cumulative Loss Limit": For any Distribution Date indicated below, the Cumulative Loss Limit will have been exceeded if the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the end of the calendar month preceding the month of such Distribution Date has exceeded the indicated percentage of the Cut-off Date Pool Legal
Balance:

         Distribution Date                                        Percentage
         -----------------                                        ----------

         December 2003 through November 2004                      3.60%
         December 2004 through November 2005                      4.80%
         December 2005 through November 2006                      5.70%
         December 2006 through November 2007                      6.00%
         December 2007 and subsequent distribution dates          7.25%

                  "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor or an Affiliate of the Depositor.

                  "Cut-off Date": With respect to each Original Mortgage Loan, November 1, 2001. With respect to any Qualified Substitute Mortgage Loan, the date of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Cut-off Date Pool Adjusted Legal Balance":  $272,129,440.

                  "Cut-off Date Pool Arrearage":  $60,068,902.

                  "Cut-off Date Pool Legal Balance":  $276,934,952.

                  "Cut-off Date Pool Unpaid Principal Balance":  $216,866,050.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Legal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates":  As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquency Rate": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Legal Balance of Mortgage Loans that are 60 or more days delinquent in their Modified Scheduled Payments as of the last day of the calendar month immediately preceding the month of such Distribution Date, and the denominator of which is
(y) the aggregate Legal Balance of the Mortgage Loans as of the last day of the calendar month immediately preceding the month of such Distribution Date. For purposes of the foregoing, a Mortgage Loan is 30 days delinquent if a payment due on a Due Date has not been received by the close of business on the next succeeding Due Date, and accordingly, a Mortgage Loan is 60 days delinquent if a payment due on a Due Date has not been received by the close of business on the second succeeding Due Date.

                  "Depositor": Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trustee and the Trust Administrator, that (a) is incorporated under the laws of the United States of

America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated P-1 by Moody's and A-1+ by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an "electing large partnership" within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee or the Trust Administrator based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee and the Trust Administrator that the holding of an ownership interest in a Class R Certificate by such Person may cause the REMIC formed hereunder or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

                  "Distribution Account": The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3.10(b) which shall be entitled "Citibank, N.A., as Trust Administrator for JPMorgan Chase Bank, as Trustee, in trust for registered holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 2001-2." The Distribution Account must be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in December 2001.

                  "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Modified Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the related Due Date.

                  "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's or A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Trust Administrator and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and the Trust Administrator. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Expense Account": The account established and maintained pursuant to Section 3.25.

                  "Extraordinary Trust Fund Expenses": Any amounts reimbursable to the Servicer or the Depositor pursuant to Section 6.03, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 11.01(h)(iv), any amounts reimbursable to the Trust Administrator or the

Trustee by the Trust Fund pursuant to the indemnification from the Trust Fund set forth in the second sentence of Section 8.05, and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trustee shall not, obtain reimbursement or indemnification from any other Person.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "FHA": The Federal Housing Administration of the United States Department of Housing and Urban Development and any successor thereto.

                  "FHA Approved Mortgagee": Those institutions which are approved by FHA to act as servicer and mortgagee of record pursuant to FHA Regulations.

                  "FHA Regulations": Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA mortgage loans, including the related handbooks, circulars, notices and mortgagee letters.

                  "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Mortgage Loan Seller, the Depositor or the Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "FNMA": Federal National Mortgage Association or any successor thereto.

                  "Gross Margin": With respect to each adjustable-rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "HUD": The United States Department of Housing and Urban Development and any successor thereto.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or

Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Servicer and its Affiliates) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to each adjustable-rate Mortgage Loan and each related Adjustment Date the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) as of a date specified in the related Mortgage Note or such other index as may be specified in the related Mortgage Note.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Accrual Period": With respect to any Distribution Date and any REMIC Regular Certificate, the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, based on a 360-day year consisting of twelve 30-day months.

                  "Interest Carry Forward Amount": With respect to any Distribution Date and any REMIC Regular Certificate, an amount equal to the sum of (i) any portion of the Interest Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date that was unpaid on such immediately preceding Distribution Date, (ii) any portion of any Interest Carry Forward Amount for that Class of Certificates for the immediately preceding Distribution Date that was unpaid on such immediately preceding Distribution Date and (iii) interest accrued on the sum of (i) and (ii) above at the related Pass-through Rate on that Class of Certificates for the most recently ended Interest Accrual Period.

                  "Interest Distribution Amount": With respect to any Distribution Date and any Class of REMIC Regular Certificates, the Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

                  "Interest Remittance Amount": The portion of the Available Funds for the related Distribution Date that represents interest received or advanced on the Mortgage Loans net of Servicing Fees and Administrative Fees.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Due Period, whether as late payments of Modified Scheduled Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

                  "Legal Balance": With respect to each Mortgage Loan and each REO Property, the Unpaid Principal Balance thereof plus any related Arrearage.

                  "Legal Balance Interest Date": With respect to each Mortgage Loan other than a Bankruptcy Mortgage Loan, the original stated maturity date of such Mortgage Loan. With respect to each Bankruptcy Mortgage Loan, the later of
(i) the original stated maturity date of such Mortgage Loan and (ii) the earlier of (A) the end of the period during which such Mortgage Loan is subject to a confirmed bankruptcy plan and (B) the date on which interest shall commence to accrue on the Legal Balance of such Mortgage Loan pursuant to a voluntary agreement by the related borrower to pay interest on the Legal Balance of such Mortgage Loan in connection with an extension of the maturity date of such Mortgage Loan for a period generally not to exceed ten years from the original stated maturity date of such Mortgage Loan.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 10.01. With respect to any REO Property, either of the following events:
(i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being purchased pursuant to Section 10.01.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage

Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 10.01.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the Legal Balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Maximum Mortgage Rate": With respect to each adjustable-rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Minimum Mortgage Rate": With respect to each adjustable-rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Modified Scheduled Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal, interest and Arrearage on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note as modified by any payment plan agreement, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Purchase Agreement": The agreement between the Mortgage Loan Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Mortgage Loan Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

                  "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust REMIC on such date attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage
Loan:

            (i)   the Mortgage Loan identifying number;

           (ii) a code indicating whether the Mortgaged Property is owner-occupied;

          (iii)   the original months to maturity;

           (iv)   the stated remaining months to maturity from the Cut-off Date;

            (v)   the Loan-to-Value Ratio;

           (vi) the Mortgage Rate in effect immediately following the Cut-off Date;

          (vii)   the Mortgaged Property type;

         (viii)   the stated maturity date;

           (ix) the amount of the principal and interest payment at origination;

            (x) the amount of the Modified Scheduled Payment due on the first Due Date after the Cut- off Date;

           (xi)   [intentionally omitted];

          (xii) the original principal amount of the Mortgage Loan (if available);

         (xiii) the Unpaid Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

          (xiv) the Arrearage with respect to the Mortgage Loan as of the close of business on the Cut- off Date;

           (xv)   [intentionally omitted];

          (xvi) in the case of each adjustable-rate Mortgage Loan, the Gross Margin;

         (xvii) in the case of each adjustable-rate Mortgage Loan, the Maximum Mortgage Rate;

         (xviii) in the case of each adjustable-rate Mortgage Loan, the Minimum Mortgage Rate;

          (xix) in the case of each adjustable-rate Mortgage Loan, the Periodic Rate Cap;

           (xx) in the case of each adjustable-rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date; and

          (xxi)   the Value of the Mortgaged Property.

                  The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the aggregate Arrearage on the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Loan Seller": Salomon Brothers Realty Corp., or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                  "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": Collectively, all of the Mortgage Loans identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Mortgage Loan other than an adjustable-rate Mortgage Loan, shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (ii) in the case of each adjustable- rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the nearest 0.125% if so provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Monthly Excess Cash Flow": An amount equal to the sum of
(i) any Senior Residual Distribution Amount and (ii) the excess of: (1) the Available Funds for the related Distribution Date over (2) the sum for the related Distribution Date of (a) the aggregate of the Interest Distribution Amounts and any Interest Carry Forward Amounts for the Certificates and (b) the Principal and Arrearage Remittance Amount.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to (i) the then applicable Mortgage Rate for such Mortgage Loan (or the related REO Property) minus (ii) the Servicing Fee Rate applicable to the Unpaid Principal Balance of such Mortgage Loan (or the related REO Property).

                  "Net WAC Rate": A rate per annum equal to the weighted average of the Adjusted Mortgage Rates of the Mortgage Loans.

                  "Net WAC Rate Carryover Amount": If on any Distribution Date, the Pass-Through Rate for any Class of REMIC Regular Certificates is the Net WAC Rate, then the Net WAC Rate Carryover Amount for such class for such Distribution Date is an amount equal to the sum of: (1) the excess of (x) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date had such Pass-Through Rate not been limited by the Net WAC Rate over (y) the amount of interest such Class of Certificates accrued for such Distribution Date at the Net WAC Rate and (2) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Pass-Through Rate calculated for such Class without regard to the Net WAC Rate.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Payment Advance": Any Payment Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer (or the Trust Adminstrator or the Trustee, as applicable, if such party is required to make a Payment Advance pursuant to the terms hereof), as evidenced by an Officers' Certificate, will not or, in the case of a proposed Payment Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated) of the Servicer or the Mortgage Loan Seller, as applicable.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried or in-house counsel for the Depositor or the Servicer, in such form as is reasonably acceptable to the Trustee and the Trust Adminstrator, except that any opinion of counsel relating to (a) the qualification of the Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Original Mortgage Loan": Any of the Mortgage Loans included in the Trust REMIC as of the Closing Date.

                  "Original Scheduled Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which was payable by the related Mortgagor under the related Mortgage Note as originally executed, without modification thereto during any forbearance period or subsequent to any forbearance period.

                  "Overcollateralized Amount": With respect to any Distribution Date, an amount equal to the excess, if any, of: (1) the aggregate Adjusted Legal Balance of the Mortgage Loans after taking into account the application of Modified Scheduled Payments due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal during the calendar month preceding the month in which such Distribution Date occurs over
(2) the aggregate Certificate Principal Balance of the Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate":  With respect to:

            (i) the Class A-1 Certificates, for any Distribution Date, the lesser of (A) a fixed rate equal to 5.25% per annum and (B) the Net WAC Rate for such Distribution Date;

           (ii) the Class M-1 Certificates, for any Distribution Date, the lesser of (A) a fixed rate equal to 6.00% per annum and (B) the Net WAC Rate for such Distribution Date;

          (iii) the Class M-2 Certificates, for any Distribution Date, the lesser of (A) a fixed rate equal to 6.00% per annum and (B) the Net WAC Rate for such Distribution Date;

           (iv) the Class M-3 Certificates, for any Distribution Date, the lesser of (A) a fixed rate equal to 6.00% per annum and (B) the Net WAC Rate for such Distribution Date;

            (v) the Class M-4 Certificates, for any Distribution Date, the lesser of (A) a fixed rate equal to 6.00% per annum and (B) the Net WAC Rate for such Distribution Date;

           (vi) the Class M-5 Certificates, for any Distribution Date, the lesser of (A) a fixed rate equal to 6.00% per annum and (B) the Net WAC Rate for such Distribution Date; and

          (vii) the Class M-6 Certificates, for any Distribution Date, the lesser of (A) a fixed rate equal to 6.00% per annum and (B) the Net WAC Rate for such Distribution Date.

                  "Payment Advance": With respect to any Mortgage Loan or REO Property and any Distribution Date, any advance made by the Servicer pursuant to
Section 4.03 or by the Trust Administrator pursuant to Section 7.02.

                  "Percentage Interest": With respect to any REMIC Regular Certificate, the undivided percentage ownership in the Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance of all of the Certificates of such Class. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Residual Certificate. The Residual Certificates are issuable only in minimum Percentage Interests of 25%.

                  "Periodic Rate Cap": With respect to each adjustable-rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Trust Administrator, the Trustee or any of their respective Affiliates:

                           (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                           (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

                           (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                           (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                           (v) commercial paper (including both
         non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating category at the time of such investment;

                           (vi) units of money market funds that have been rated "Aaa" by Moody's and "AAAm" or "AAAm-G" by S&P; and

                           (viii) if previously confirmed in writing to the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its initial rating of the Class A Certificates;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization, a Non-United States Person or an electing large partnership within the meaning of Section 775 of the Code.

                  "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the prohibited transaction and fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

                  "Plurality Residual Certificateholder": As to any taxable year of the Trust REMIC, the Holder of Certificates evidencing the largest Percentage Interest in the Residual Certificates.

                  "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 12% CPR and an Arrearage Repayment Percentage of 108%. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR (it being understood the "outstanding principal balance of a pool" shall be deemed, in the case of the Mortgage Loans, to mean the aggregate outstanding Legal Balance of the Mortgage Loans). The "Arrearage Repayment Percentage" is an expression of Modified Scheduled Payments as a percent of Original Scheduled Payments. The Trust Administrator shall perform all calculations of with respect to the Prepayment Assumption, CPR and the Arrearage Repayment Percentage in such manner as the Depositor shall direct.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

                  "Prepayment Period": With respect to any Distribution Date, the immediately preceding calendar month.

                  "Principal and Arrearage Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of (i) the Principal and Arrearage Remittance Amount for such Distribution Date over (ii) any Senior Residual Distribution Amount for such Distribution Date.

                  "Principal and Arrearage Remittance Amount": With respect to any Distribution Date, an amount equal to that portion of Available Funds for such Distribution Date that represents principal or Arrearage received or advanced on the Mortgage Loans (other than, in the case of such Arrearage, 8% thereof reserved to the Servicer).

                  "Principal Prepayment": Any payment of principal and/or Arrearage made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Private Certificate":  As defined in Section 5.02(b).

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01, and as confirmed by an Officers' Certificate from the Servicer to the Trustee and the Trust Administrator, an amount equal to the sum of: (i) 100% of the Legal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01); (ii) in the case of (x) a Mortgage Loan, accrued interest on the Unpaid Principal Balance thereof (if such purchase occurs on or prior to the Legal Balance Interest Date of such Mortgage Loan) or on the Legal Balance thereof (if such purchase occurs after the Legal Balance Interest Date of such Mortgage Loan) at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on the Unpaid Principal Balance thereof (if such purchase occurs on or prior to the Legal Balance Interest Date of such Mortgage Loan) or on the Legal Balance thereof (if such purchase occurs after the Legal Balance Interest Date of such Mortgage
Loan) at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, minus the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Payment Advances that had as of the date of purchase been distributed as or to cover REO Imputed Interest pursuant to Section 4.01; (iii) any unreimbursed Servicing Advances and Payment Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property; (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to
Section 3.11(a)(ix) and Section 3.16(b); and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Trust Administrator or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due in the month of substitution, not in excess of (and not more than $10,000 less than) the outstanding principal balance, after deduction of all scheduled payments due as of the date of substitution, of the Deleted Mortgage Loan, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Net Mortgage Rate not less than (and not more than one percentage point in excess of) the Net Mortgage Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) pay the same or a greater percentage of its Original Scheduled Payment, (viii) have an Arrearage, if any, not greater than the Arrearage of the Deleted Mortgage Loan and (ix) conform to each representation and warranty set forth in the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan, and with respect to the substitution of any adjustable rate Mortgage Loan, such mortgage loan must, (x) have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (xi) have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (xii) have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (xiii) have the same Index as the Deleted Mortgage Loan, and (xiv) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clauses (ii), (iii), (x) and (xi) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clauses (iv),
(xii) and (xiv) hereof shall be determined on the basis of weighted average remaining term to maturity, weighted average Gross Margins and weighted average next Adjustment Dates, respectively, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rating Agency or Rating Agencies": Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Trust Administrator and Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid Legal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued and unpaid interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Unpaid Principal Balance (if such Realized Loss occurs on or prior to the Legal Balance Interest Date of such Mortgage Loan) or on the Legal Balance thereof (if such Realized Loss occurs after the Legal Balance Interest Date of such Mortgage Loan) of such Mortgage

Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii).

                  With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid Legal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued and unpaid interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Unpaid Principal Balance (if such Realized Loss occurs on or prior to the Legal Balance Interest Date of such Mortgage Loan) or on the Legal Balance thereof (if such Realized Loss occurs after the Legal Balance Interest Date of such Mortgage
Loan) of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (v) the aggregate of all Payment Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected scheduled payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Modified Scheduled Payment.

                  "Record Date": With respect to each Distribution Date other than the first Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC Regular Certificate": Any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Certificate.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": A report in form and substance acceptable to the Trust Administrator on an electronic data file or tape prepared by the Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trust Administrator and the Servicer.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.23.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Unpaid Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the

Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Payment Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

                  "Reserve Fund": The account established on the Closing Date by the Trust Administrator pursuant to Section 3.27.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a FNMA eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

                  "Residual Certificate":  A Class R Certificate.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee or the Trust Administrator, as the case may be, directly responsible for performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                  "Senior Residual Distribution Amount": With respect to any Distribution Date, the lesser of (i) the aggregate amount of Net WAC Rate Carryover Amounts payable to the holders of the

REMIC Regular Certificates for such Distribution Date and (ii) the sum of (A) the amount of excess interest remaining after the distributions made pursuant to
Section 4.01(a) and (B) the lesser of (x) the Principal and Arrearage Remittance Amount and (y) the sum of the amount of any Realized Losses to be allocated on such Distribution Date and the Overcollateralized Amount for such Distribution Date.

                  "Servicer": Litton Loan Servicing LP, a Delaware limited partnership, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

                  "Servicer Event of Default": One or more of the events described in Section 7.01.

                  "Servicer Remittance Date": With respect to any Distribution Date, 3:00 p.m., New York time, on the Business Day immediately preceding such Distribution Date.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.14, Section 3.16 and
Section 3.23 (in the case of Section 3.23, including but not limited to the cost of obtaining any Opinion of Counsel of the kind described in Section 3.23(a)). The Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, would not be ultimately recoverable from related Insurance Proceeds, Late Collections or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Servicing Fee": For any calendar month, with respect to each Mortgage Loan and any REO Properties during such calendar month, an amount equal to one month's interest (or, in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) on the Unpaid Principal Balance of such Mortgage Loan (and any REO Properties) at the applicable Servicing Fee Rate accrued on the basis of a 360-day year of twelve 30-day months.

                  "Servicing Fee Rate": 0.60% per annum with respect to the Unpaid Principal Balance of each Mortgage Loan (or related REO Property).

                  "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trust Administrator, the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Rights Pledgee": One or more lenders, selected by the Servicer, to which the Servicer will pledge and assign all of its right, title and interest in, to and under this Agreement, including First Union National Bank, as the representative of certain lenders.

                  "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

                  "Startup Day": The day designated as such pursuant to Section 11.01(c) hereof.

                  "Stayed Funds":  As defined in Section 7.02(b).

                  "Stepdown Date": The earlier to occur of (i) the reduction of the Certificate Principal Balance of the Class A Certificates to zero and (ii) the later to occur of: (1) the Distribution Date occurring in December 2006 and
(2) the first Distribution Date on which the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate Certificate Principal Balance of the Class M Certificates immediately prior to such Distribution Date by (y) the aggregate Adjusted Legal Balance of the Mortgage Loans as of the last day of the related Due Period, is greater than or equal to 60.00%.

                  "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

                  "Sub-Servicing Agreement": The written contract between the Servicer and a Sub- Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price":  As defined in Section 10.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Event": With respect to any Distribution Date, a Trigger Event is in effect if (i) the Delinquency Rate for such Distribution Date as of the last day of the calendar month preceding such Distribution Date equals or exceeds approximately 18.00% or (ii) the Cumulative Loss Limit is exceeded for such distribution date.

                  "Trust Administrator": Citibank, N.A., its successor in interest, or any successor trust administrator appointed as herein provided.

                  "Trust Fund": Collectively, all of the assets of the Trust REMIC and the Reserve Fund.

                  "Trust REMIC": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interests created thereby) and (v) the Collection Account, the Distribution Account, any REO Account and the Expense Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Trust REMIC specifically excludes (A) all payments and other collections of principal received on the Mortgage Loans on or before the Cut-off Date and (B) the Reserve Fund.

                  "Trustee": JPMorgan Chase Bank, its successor in interest, or any successor trustee appointed as herein provided.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person": A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

                  "Unpaid Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum (excluding any amounts allocable to Arrearage) of (i) the principal portion of each Modified Scheduled Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer or the Trust Administrator pursuant to Section 4.03 and Section 7.02, respectively, and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of
Section 3.16(d), to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Unpaid Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Modified Scheduled Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Servicer, the Trust Administrator or the Trustee pursuant to Section 4.03 or Section 7.02 and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "VA":  The United States Department of Veterans Affairs.

                  "VA Approved Lender": Those institutions which are approved by the VA to act as servicer and mortgagee of record pursuant to VA Regulations.

                  "VA Regulations": Any and all regulations promulgated by the VA under the Servicemen's Readjustment Act of 1944, as amended.

                  "Value": With respect to any Mortgaged Property, the value thereof as determined by a BPO obtained by the Mortgage Loan Seller or HUD.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, (i) 99% of all the Voting Rights shall be allocated among the holders of the REMIC Regular Certificates on a PRO RATA basis based on the then current Certificate Principal Balances of their respective Certificates, and
(ii) 1% of all the Voting Rights shall be allocated among the holders of the Residual Certificates.

                  SECTION 1.02.             Allocation of Certain Interest
                                            Shortfalls.

                  For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for each Class of REMIC Regular Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among such REMIC Regular Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate.

                  SECTION 1.03. Rules of Construction Regarding the Bankruptcy Mortgage Loans.

                  For purposes of the calculation of the Unpaid Principal Balances of the Mortgage Loans, the conveyance of Mortgage Loans to the Trust, the servicing of the Mortgage Loans, the calculation of Payment Advances to be made by the Servicer and for purposes of other calculations herein, the Trust will be entitled to a Modified Scheduled Payment on each Bankruptcy Mortgage Loan for each month commencing in January 2002 (regardless of whether such Modified Scheduled Payment was due for an earlier month). Accordingly, the next Modified Scheduled Payment due on each Bankruptcy Mortgage Loan as of the Cut-off Date shall be considered due for the Due Period that ends on the Cut-off Date (regardless of whether such Modified Scheduled Payment was due for an earlier month), and the next succeeding Modified Scheduled Payment due on such Bankruptcy Mortgage Loan shall be considered due for the Due Period commencing on the day following the Cut-off Date and shall be the property of the Trust, and each succeeding Modified Scheduled Payment due thereafter shall be considered shall due for each succeeding Due Period thereafter and shall be the property of the Trust.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01.             Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, and all other assets included or to be included in the Trust Fund. Such assignment includes all interest due and principal and Arrearage received by the Depositor or the Servicer on or with respect to the Mortgage Loans after the Cut-off Date.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee or a Custodian on its behalf the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

                         (i) the original Mortgage Note, endorsed in blank or in
                  the following form: "Pay to the order of JPMorgan Chase Bank, as Trustee for registered holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 2001-2, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                        (ii) the original Mortgage with evidence of recording
                  thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                       (iii) an original Assignment of the Mortgage in blank or
                  executed in the following form: "JPMorgan Chase Bank, as Trustee for registered holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 2001-2";

                        (iv) the original recorded Assignment or Assignments of
                  the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

                       (v) the original or copies of each assumption,
                  modification, written assurance or substitution agreement, if any; and

                        (vi) the original or copies of each lender's title
                  insurance policy, certificate of insurance or binder, or a copy of the title insurance policy or certificate of insurance certified by the applicable title insurer to be a true copy.

                  The Servicer shall promptly submit or cause to be submitted for recording, at the Mortgage Loan Seller's expense pursuant to the Mortgage Loan Purchase Agreement but at no expense to the Trust Fund, the Custodian, the Trustee or the Trust Administrator, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Servicer shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. If the Mortgage Loan Seller is unable to pay the cost of recording the Assignments, such expense will be paid by the Trust Administrator and shall be reimbursable to the Trust Administrator as an Extraordinary Trust Fund Expense.

                  If any original Mortgage Note referred to in Section 2.01(i) cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee or a Custodian on its behalf of a photocopy of the original of such Mortgage Note, if available, with a lost note affidavit to follow within five Business Days. If any of the documents referred to in Sections 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or a Custodian on its behalf of a copy of each such document certified by the Mortgage Loan Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Mortgage Loan Seller, delivery to the Trustee or a Custodian on its behalf promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Trustee, the Trust Administrator, any Custodian and the Rating Agencies by the Mortgage Loan Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date. The Depositor shall deliver or cause to be delivered to the Trustee or a Custodian on its behalf promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee or a Custodian on its behalf are and shall be held by or on behalf of the Mortgage Loan Seller, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee or a Custodian on its behalf. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

                  The Depositor herewith delivers to the Trustee, the Trust Administrator, the Servicer and the initial Custodian an executed copy of the Mortgage Loan Purchase Agreement.

                  SECTION 2.02.             Acceptance of the Trust REMIC by
                                            Trustee.

                  Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt by it, or a Custodian on its behalf, of the Mortgage Files (other than such documents described in Section 2.01(vi)) above and all other assets included in the definition of the "Trust REMIC" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and all such assets and such other assets included in the definition of the "Trust REMIC," and all other assets of the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

                  The Trustee or a Custodian on its behalf agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing Date and to certify in substantially the form attached hereto as Exhibit C-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) the Mortgage Note included in each Mortgage File required to be delivered to it pursuant to this Agreement is in its possession and (ii) such Mortgage Note has been reviewed by it and appears regular on its face and relates to such Mortgage Loan. It is herein acknowledged that, in conducting such review, the Trustee or any Custodian on its behalf is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are valid, legal, genuine, enforceable, in recordable form or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clauses (ii) through (vi) of
Section 2.01.

                  Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor, the Trust Administrator and the Servicer a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

                  If while in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee or a Custodian on its behalf finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify (or cause a Custodian on its behalf to so notify) the Depositor, the Trust Administrator and the Servicer.

                  The Trustee or a Custodian on its behalf shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released by the Trustee or the Custodian to the Servicer for servicing purposes.

                  SECTION 2.03. Cure of Breaches; Repurchase or Substitution of Mortgage Loans.

                  (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the lack of which materially and adversely affects the value of such Mortgage Loan, or of the breach by the Mortgage Loan Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the party discovering such fact shall promptly give written notice thereof to the other parties hereto. The Servicer shall promptly notify the Mortgage Loan Seller of such defective or missing document or breach and request that the Mortgage Loan Seller deliver such missing document or cure such defect or breach within 60 days from the date the Mortgage Loan Seller was notified of such defective or missing document. If the Mortgage Loan Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Servicer (or, in accordance with Section 3.02(b), the Trustee or Trust Administrator) shall enforce the Mortgage Loan Seller's obligation under the Mortgage Loan Purchase Agreement (i) with respect to any such breach that could not reasonably have been cured within such 60 day period, if the Mortgage Loan Seller shall have commenced to cure such breach within such 60 day period, to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement and (ii) with respect to any such breach (subject to clause (i) above) or any such defective or missing document, to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price within 120 days after the date on which the Mortgage Loan Seller was notified (subject to Section 2.03(e)) of such defective or missing document or breach, if and to the extent that the Mortgage Loan Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account and the Trustee or a Custodian on its behalf, upon receipt of written certification from the Servicer of such deposit, shall release to the Mortgage Loan Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Mortgage Loan Seller shall furnish to it and as shall be necessary to vest in the Mortgage Loan Seller any Mortgage Loan released pursuant hereto, and neither the Trustee nor the Trust Administrator shall have any further responsibility with regard to the related Mortgage File. In lieu of repurchasing any such Mortgage Loan as set forth above, as provided in the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Mortgage Loan Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  (b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 2.04 which materially adversely affects the interest of the Certificateholders in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

                  (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.06 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) by the Mortgage Loan Seller must be effected within two years after the Startup Day for the Trust Fund.

                  As to any Deleted Mortgage Loan for which the Mortgage Loan Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Mortgage Loan Seller delivering to the Trustee, with respect to each such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary prior and other endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee or a Custodian on its behalf shall acknowledge receipt of such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee or a Custodian on its behalf shall deliver to the Depositor, the Trust Administrator and the Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Modified Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Mortgage Loan Seller. For the month of substitution, distributions to Certificateholders will reflect the Modified Scheduled Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Mortgage Loan Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Trust Administrator. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including as of the date of substitution all applicable representations and warranties of the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement.

                  For any month in which the Mortgage Loan Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of the Legal Balance of each such Qualified Substitute Mortgage Loan as of the date of substitution, together with one month's interest on the related Unpaid

Principal Balance of each such Qualified Substitute Mortgage Loan at the applicable Mortgage Rate. On the date of such substitution, pursuant to the terms of the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release, or cause any Custodian to release on its behalf, to the Mortgage Loan Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Mortgage Loan Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, pursuant to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller shall obtain at its own expense and deliver to the Trustee and the Trust Administrator an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) the Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (e) Upon discovery by the Depositor, the Mortgage Loan Seller, the Servicer, any Custodian, the Trust Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties hereto and the Mortgage Loan Seller. In connection therewith, pursuant to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) and Section 2.03(d), respectively. The Trustee and the Trust Administrator shall reconvey to the Mortgage Loan Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  SECTION 2.04.             Representations and Warranties of
                                            the Depositor.

                  (a) The Depositor hereby represents and warrants to the Trust Administrator and the Trustee for the benefit of each of the Trustee, the Trust Administrator, the Certificateholders and the Servicer that as of the Closing Date or as of such other date specifically provided herein:

                         (i) The Depositor is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware.

                        (ii) The execution and delivery of this Agreement by the
                  Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or by-laws or constitute a default

                  (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                       (iii) The Depositor has the full power and authority to
                  enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                        (iv) This Agreement, assuming due authorization,
                  execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and
                  (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                         (v) The Depositor is not in violation of, and its
                  execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                        (vi) The transfer of the Mortgage Loans to the Trust
                  Fund as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                       (vii) No litigation is pending or, to the best of the
                  Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                      (viii) Immediately prior to the transfer of the Mortgage
                  Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor has marketable title to, and is the sole owner and holder of, each Mortgage Loan, and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans.

                        (ix) The Depositor is transferring the Mortgage Loans to
                  the Trust Fund free and clear of any liens, pledges, charges and security interests.

                  (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or any Custodian on its behalf and shall inure to the benefit of the Certificateholders, the Trustee and the Trust Administrator. Upon discovery by any Person of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the Person discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. The obligation of the Depositor set forth in Section 2.03(b) to cure breaches shall constitute the sole remedy available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04.

                  SECTION 2.05. Execution, Authentication and Delivery of Class R Certificates; Creation of REMIC Regular
                                            Certificates.

                  The Trustee hereby acknowledges the assignment to it of the assets included in the Trust REMIC. Concurrently with such assignment and in exchange therefor, the Trust Administrator on behalf of the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations. The interests evidenced by the Class R Certificates, together with the REMIC Regular Certificates, constitute the entire beneficial ownership of the Trust REMIC. The rights of the Class R Certificateholders to receive distributions from the proceeds of the Trust REMIC in respect of the Class R Certificates and all ownership interests evidenced or constituted by the Class R Certificates shall be as set forth in this Agreement.

                  SECTION 2.06. Representations, Warranties and Covenants of the Servicer.

                  (a) The Servicer hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of each of the Trustee, the Trust Administrator, the Certificateholders and the Depositor that as of the Closing Date or as of such date specifically provided herein:

                         (i) The Servicer is a limited partnership duly formed,
                  validly existing and in good standing as a limited partnership under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement.

                        (ii) The Servicer has the full power and authority to
                  conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor, the Trust Administrator and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                       (iii) The execution and delivery of this Agreement by the
                  Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the limited partnership agreement of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement, (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole or (z) the legality, validity or enforceability of this Agreement.

                        (iv) The Servicer is an approved seller/servicer of
                  conventional mortgage loans for FNMA, and is an FHA Approved Mortgagee in good standing to service mortgages, is a VA Approved Lender and has not been suspended as a mortgagee or servicer by the FHA or VA and has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is, and shall remain for as long as it is servicing the Mortgage Loans hereunder, in good standing as a FHA Approved Mortgagee and a VA Approved Lender and to service mortgage loans for HUD (pursuant to Section 203 and Section 211 of the National Housing Act), FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with HUD, FNMA, FHLMC, FHA or VA eligibility requirements or which would require notification to any of HUD, FNMA, FHLMC, FHA or VA.

                         (v) The Servicer does not believe, nor does it have any
                  reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement.

                        (vi) [Reserved].

                        (vii) There are no actions or proceedings against, or
                  investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

                      (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                        (ix) No litigation is pending or, to the best of the
                  Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer.

                         (x) With respect to each Mortgage Loan, the Servicer
                  will comply in the performance of this Agreement with all applicable rules and regulations of each insurer under each insurance policy required under this Agreement necessary to keep such policy in full force and effect.

                  (b) It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the Mortgage Files to the Trustee or any Custodian on its behalf and shall inure to the benefit of the Trustee, the Trust Administrator, the Depositor and the Certificateholders. Upon discovery by any Person of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee and the Trust Administrator. The obligation of the Servicer set forth in Section 2.03(c) to cure breaches shall constitute the sole remedy available to the Certificateholders, the Depositor, the Trust Administrator or to the Trustee on behalf of the Certificateholders, respecting a breach of the representations, warranties and covenants contained in this Section 2.06.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                  SECTION 3.01.             Servicer to Act as Servicer.

                  The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and the Trust Administrator and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                         (i) any relationship that the Servicer, any
                  Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with any Mortgagor;

                         (ii) the ownership of any Certificate by the Servicer
                  or any Affiliate of the Servicer;

                         (iii) the Servicer's obligation to make Payment
                  Advances or Servicing Advances; or

                         (iv) the Servicer's or any Sub-Servicer's right to
                  receive compensation for its services hereunder or with respect to any particular transaction.

The Servicer shall follow any applicable HUD or FHA requirements and/or regulations regarding the servicing of the Mortgage Loans, including but not limited to any limitations on the ability to institute foreclosure proceedings upon the occurrence of a default in the payment of the Modified Scheduled Payments; it being understood that the foregoing shall not be construed to require the Servicer to follow HUD or FHA procedures designed to maintain HUD or FHA insurance. The Servicer will not foreclose on any Mortgage Loan based on the delinquency circumstances in existence on the Closing Date. To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal, interest and Arrearage on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, and upon written notice to the Trustee and the Trust Administrator, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the

Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and the Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer, any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11; provided, however, the Servicer shall only make such Servicing Advance (i) if the Mortgagor has made such payment as contemplated by Section 3.09 or (ii) if the Mortgagor has not made such payment, if the failure to make such Servicing Advance would affect the lien position of the Mortgage Loan. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (other than as required pursuant to HUD regulations regarding an "Additional Extension Period") or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

                  SECTION 3.02. Sub-Servicing Agreements Between Servicer and Sub- Servicers;
                                            Enforcement of Sub-Servicing
                                            Agreements and the Mortgage Loan
                                            Purchase Agreement.

                  (a) The Servicer may enter into Sub-Servicing Agreements with Sub- Servicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates. The Trustee and the Trust Administrator are hereby authorized to acknowledge, at the request of the Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) at all times, a FHLMC or FNMA approved mortgage servicer and a HUD approved mortgagee. Each Sub- Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trust Administrator and the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee, the Trust Administrator and the Certificateholders, shall enforce the obligations of each Sub- Servicer under the related Sub-Servicing Agreement and of the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Notwithstanding the first sentence of this Section 3.02(b), enforcement of the Mortgage Loan Purchase Agreement against the Mortgage Loan Seller shall be effected by the Servicer to the extent it is not the Mortgage Loan Seller or an Affiliate of the Mortgage Loan Seller, and otherwise by the Trustee or the Trust Administrator, in accordance with the foregoing provisions of this paragraph; provided, however, that if such enforcement is by the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as applicable, shall be reimbursed for the costs of such enforcement (A) first (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed and (B) second, to the extent amounts described in clause (A) above are insufficient for such reimbursement and to the extent such costs of enforcement are reasonable, from the Trust Fund.

                  SECTION 3.03.             Successor Sub-Servicers.

                  The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub- Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer (provided, however, that the Servicer shall not assume such servicing obligations unless each Rating Agency confirms to the Trustee and the Trust Administrator that such assumption would not result in a withdrawal or downgrading of the ratings on the Certificates), and the Servicer shall either service directly the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee or the Trust Administrator without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

                  SECTION 3.04.             Liability of the Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Trust Administrator and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of
Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05. No Contractual Relationship Between Sub-Servicers, Trust Administrator,
                                            Trustee or Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trust Administrator, the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by Trust Administrator.

                  In the event the Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Servicer Event of Default), the Trust Administrator, its designee or the successor servicer for the Trust Administrator appointed pursuant to Section 7.02 shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trust Administrator elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trust Administrator, its designee or the successor servicer for the Trust Administrator appointed pursuant to Section 7.02 shall be deemed, subject to
Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement.

                  The Servicer at its expense shall, upon request of the Trust Administrator, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  SECTION 3.07.             Collection of Certain Mortgage Loan
                                            Payments.

                  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and any related insurance policy, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.

Consistent with the foregoing and subject to Section 3.01, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the Modified Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Unpaid Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off"), or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).

                  SECTION 3.08.             Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub- Servicer will be required to deposit into the Sub-Servicing Account no later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and to remit such proceeds to the Servicer for deposit in the Collection Account not later than the first Business Day thereafter. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                  SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

                  The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the Servicing Accounts on a daily basis and in no event later than the second Business Day following receipt, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a

Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums and comparable items; (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section
3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. As part of its servicing duties, the Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the related Mortgage Loan Documents and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent such interest is not required by law or the related Mortgage Loan Documents to be paid to the related Mortgagors, the Servicer may retain such interest as additional servicing compensation. Notwithstanding the foregoing, the Servicer shall not be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Servicer shall nevertheless be obligated to make Servicing Advances as provided in Section 3.01. In the event the Servicer shall deposit in the Servicing Accounts any amount not required to be deposited therein, it may at any time withdraw such amount from the Servicing Accounts, any provision to the contrary notwithstanding.

                  SECTION 3.10.             Collection Account and Distribution
                                            Account.

                  (a) On behalf of the Trust Fund, the Servicer shall establish and maintain one or more trust accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee, the Trust Administrator and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal received or interest due on the related Mortgage Loans on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                         (i) all payments on account of principal, including
                  Principal Prepayments, on the Mortgage Loans;

                         (ii) all payments on account of interest (net of the
                  related Servicing Fee) on each Mortgage Loan;

                         (iii) all payments on account of Arrearage on the
                  Mortgage Loans;

                        (iv) all Insurance Proceeds and Liquidation Proceeds
                  (other than proceeds collected in respect of any particular REO Property and amounts paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

                         (v) any amounts required to be deposited pursuant to
                  Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                         (vi) any amounts required to be deposited by the
                  Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                         (vii) all proceeds of any Mortgage Loan repurchased or
                  purchased in accordance with Section 2.03 or Section 10.01;
                  and

                         (viii) all amounts required to be deposited in
                  connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges or assumption fees need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation as provided in Section 3.18. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trust Administrator shall establish and maintain one or more trust accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trust Administrator in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account"; provided, however, that the Servicer in accordance with Section 3.12(b) shall be entitled to any income or gain realized from the investment of such funds so delivered to the Trust Administrator for deposit in the Distribution Account pursuant to clause (ii) above for the period commencing on the date of such delivery and ending on the Servicer Remittance Date, during which period such funds shall be deemed, for purposes of determining the entitlement to any income or gain realized from the investment of such funds, to remain in the Collection Account.

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Trustee and the Trust Administrator of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trust Administrator shall give notice to the Servicer, the Trustee and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trust Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trust Administrator from time to time for deposit, and the Trust Administrator shall so deposit, in the Distribution Account:

                         (i) any Payment Advances, as required pursuant to
                  Section 4.03;

                         (ii) any amounts required to be deposited pursuant to
                  Section 3.23(d) or (f) in connection with any REO Property;

                         (iii) any amounts to be paid by the Servicer in
                  connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

                         (iv) any amounts required to be deposited pursuant to
                  Section 3.24 in connection with any Prepayment Interest Shortfalls; and

                         (v) any Stayed Funds, as soon as permitted by the
                  federal bankruptcy court having jurisdiction in such matters.

                  (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trust Administrator shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

                  SECTION 3.11. Withdrawals from the Collection Account and Distribution Account.

                  (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes, without priority, or as described in Section 4.03:

                         (i) to remit to the Trust Administrator for deposit in
                  the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                        (ii) subject to Section 3.16(d), to reimburse the
                  Servicer or the Trust Administrator for Payment Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Modified Scheduled Payments on Mortgage Loans with respect to which such Payment Advances were made in accordance with the provisions of Section 4.03 or Section 7.02; provided that no such Payment Advances shall be reimbursed to the Servicer until all Payment Advances, if any, made by the Trust Administrator have been reimbursed to the Trust Administrator;

                       (iii) subject to Section 3.16(d), to pay the Servicer or
                  any Sub-Servicer any unpaid Servicing Fees and reimburse any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds, Late Collections and Insurance Proceeds received with respect to such Mortgage Loan (provided, however, that if in the good faith business judgment of the Servicer, any unreimbursed Servicing Advance will not be ultimately recoverable from related Late Collections, Liquidation Proceeds or Insurance Proceeds on such Mortgage Loan, then withdrawal from the general funds in the Collection Account, without regard to the limitation set forth above, will be permitted);

                        (iv) subject to Section 3.12(b), to pay to the Servicer
                  as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest income earned on funds deposited in the Collection Account;

                         (v) to pay to the Servicer or the Mortgage Loan Seller,
                  as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section
                  2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                        (vi) to reimburse the Servicer or the Trust
                  Administrator for any Payment Advance previously made which the Servicer or the Trust Administrator has determined to be a Nonrecoverable Payment Advance in accordance with the provisions of Section 4.03;

                       (vii) to reimburse the Servicer or the Depositor for
                  expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                      (viii) to reimburse the Trust Administrator or the Trustee for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section
                  2.03 of this Agreement that were included in the Purchase

                  Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                        (ix) to pay, or to reimburse the Servicer for advances
                  in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                         (x) to pay to the Servicer 8% of any amount collected
                  on a Mortgage Loan and applied in accordance with the provisions of this Agreement in reduction of the outstanding Arrearage of such Mortgage Loan; and

                        (xi) to clear and terminate the Collection Account
                  pursuant to Section 10.01.

                  The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii), (ix) and (x) above. The Servicer shall provide written notification to the Trustee and the Trust Administrator, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above.

                  (b) The Trust Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                         (i) to make distributions to Certificateholders in
                  accordance with Section 4.01;

                         (ii) to transfer to the Expense Account the
                  Administrative Fee pursuant to Section 3.25 and Section 8.05;

                       (iii) to pay itself any interest income earned on funds
                  deposited in the Distribution Account pursuant to Section 3.12(c) and to pay to the Servicer any interest income earned on funds on deposit in the Distribution Account that are deemed to remain in the Collection Account as set forth in
                  Section 3.10(b) or Section 3.10(d);

                         (iv) to reimburse itself pursuant to Section 7.02;

                         (v) to reimburse itself or the Trustee pursuant to
                  Section 8.05 in respect of indemnification amounts payable by the Trust Fund to the Trust Administrator or the Trustee pursuant to Section 8.05;

                         (vi) to pay any amounts in respect of taxes pursuant to
                  Section 11.01(h)(iv); and

                         (vii) to clear and terminate the Distribution Account
                  pursuant to Section 10.01.

                  SECTION 3.12. Investment of Funds in the Collection Account and the
                                            Distribution Account.

                  (a) The Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an "Investment Account"), and the Trust Administrator, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an "Investment Account"), to hold such funds uninvested or to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator (in its capacity as such) or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income or gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11(a). The Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trust Administrator, shall be for the benefit of the Trust Administrator and shall be subject to its withdrawal at any time. The Trust Administrator shall deposit in the Distribution Account, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trust Administrator may and, subject to Section 8.01 and Section 8.02(a)(iii) and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (e) Any funds in the Distribution Account but deemed to be in the Collection Account pursuant to Section 3.10(b) or Section 3.10(d) shall be invested (and are hereby directed by the Servicer to be invested) by the Trust Administrator for the Servicer in Permitted Investments of the kind described in clause (vi) of the definition of Permitted Investments, unless the Servicer shall direct the Trust Administrator otherwise in writing.

                  SECTION 3.13.             [intentionally omitted]

                  SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

                  (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to
Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best's Key Rating Guide or four crowns or better under Standard & Poor's Ratings Services' syndicate stability rankings insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trust Administrator, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FHLMC or FNMA if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from FHLMC or FNMA (as applicable). The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FHLMC or FNMA, unless the Servicer has obtained a waiver of such requirements from FHLMC or FNMA (as applicable). The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the Trust Administrator. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.15.             Enforcement of Due-On-Sale Clauses;
                                            Assumption Agreements.

                  The Servicer will, to the extent it has actual knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Modified Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee and the Trust Administrator that any such substitution or assumption agreement has been completed by forwarding to the Trustee or any Custodian on its behalf (with a copy to the Trust Administrator) the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.16.             Realization Upon Defaulted Mortgage
                                            Loans.

                  (a) The Servicer shall use its best efforts, consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trust Fund, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Administrator or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer determines, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                         (1) such Mortgaged Property is in compliance with
                  applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                         (2) there are no circumstances present at such
                  Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.23 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum- based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of such Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) The Servicer may at its option purchase from the Trust Fund any Mortgage Loan which is 90 days or more delinquent and which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Trust Administrator prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released by the Custodian, to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan released pursuant hereto.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer (or any Sub-Servicer) or the Trust Administrator for any related unreimbursed Servicing Advances and Payment Advances, pursuant to Section 3.11(a)(ii) or (iii); second, to accrued and unpaid interest on the Mortgage Loan and the principal portion of Modified Scheduled Payments on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; third, as a recovery of Arrearage with respect to the Mortgage Loan; and fourth, as a recovery of principal of the Mortgage Loan. Notwithstanding the foregoing, proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any defaulted Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer (or any Sub-Servicer) or the Trust Administrator for any related unreimbursed Servicing Advances and Payment Advances, pursuant to Section 3.11(a)(ii) or (iii); second, to accrued and unpaid interest on the Mortgage Loan and the principal portion of Modified Scheduled Payments on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; third, as a recovery of principal of the Mortgage Loan; and fourth, as a recovery of Arrearage with respect to the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees and Administrative Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees and Administrative Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer or the Trust Administrator, as applicable, for any related unreimbursed Payment Advances in accordance with Section 3.11(a)(ii), and second, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.10(b).

                  (e) If such action is consistent with the servicing standard set forth in Section 3.01, the Servicer may sell any Mortgage Loan which is 90 days or more delinquent for less than its outstanding Legal Balance plus all prior Payment Advances and Servicing Advances thereon.

                  SECTION 3.17.             Trustee to Cooperate; Release of
                                            Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trust Administrator and the Trustee (or a Custodian on its behalf) by a certification in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release or cause the related Custodian to release the related Mortgage File to the Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee or the Custodian, upon request of the Servicer and delivery to the Trustee of a Request for Release in the form of Exhibit E, shall release the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee or any related Custodian on its behalf when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non- judicially, and the Servicer has delivered to the Trustee or the related Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO

Property, a copy of the Request for Release shall be released by the Trustee or the Custodian on its behalf to the Servicer.

                  Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.18.             Servicing Compensation.

                  As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Late Collections or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

                  Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to
Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to
Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to
Section 3.12 and Section 3.24. As a performance incentive, the Servicer shall also be entitled to 8% of any amount collected on a Mortgage Loan and applied in accordance with the provisions of this Agreement in reduction of the outstanding Arrearage of such Mortgage Loan.

                  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19. Reports to the Trust Administrator and the Trustee; Collection Account Statements.

                  Not later than fifteen days after each Distribution Date, the Servicer shall forward to the Trust Administrator, the Trustee and the Depositor a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in
Section 3.10(a) and each category of withdrawal specified in Section 3.11(a). Such statement shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. In lieu of such statement, the Servicer may include such information in its Remittance Report to the Trust Administrator pursuant to Section 4.03. Copies of such statement or report shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trust Administrator.

                  SECTION 3.20.             Statement as to Compliance.

                  The Servicer will deliver to the Trustee, the Trust Administrator and the Depositor not later than April 30 of each year commencing in 2003 an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trust Administrator.

                  SECTION 3.21.             Independent Public Accountants'
                                            Servicing Report.

                  Not later than 120 days following the end of each fiscal year of the Servicer commencing with the Servicer's fiscal year 2002, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report to the effect that, on the basis of an examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Servicer of mortgage loans under agreements substantially similar to each other (including this Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers requires it to report with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Trust Administrator, the Trustee and each Rating Agency. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon request at the expense of the requesting party, provided that such statement is delivered by the Servicer to the Trust Administrator.

                  SECTION 3.22.             Access to Certain Documentation.

                  The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Trustee, the Trust Administrator and to any Person identified to the Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.

                  SECTION 3.23.             Title, Management and Disposition of
                                            REO Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders. The Servicer, on behalf of the Trust Fund, shall either sell any REO Property within three years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, more than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Servicer shall have delivered to the Trustee and the Trust Administrator an Opinion of Counsel, addressed to the Trustee, the Trust Administrator and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause the Trust Fund to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, acquire, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited, on a daily basis and, in no event later than the second Business Day following receipt, in the REO Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                         (i) all insurance premiums due and payable in respect
                  of such REO Property;

                         (ii) all real estate taxes and assessments in respect
                  of such REO Property that may result in the imposition of a lien thereon; and

                         (iii) all costs and expenses necessary to maintain such
                  REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Servicer shall advance from its own funds as a Servicing Advance such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, the Servicer shall not:

                         (i) permit the Trust Fund to enter into, renew or
                  extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                        (ii) permit any amount to be received or accrued under
                  any New Lease other than amounts that will constitute Rents from Real Property;

                       (iii) authorize or permit any construction on any REO
                  Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
                  Section 856(e)(4)(B) of the Code; or

                        (iv) allow any Person to Directly Operate any REO
                  Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Trust Administrator, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                         (i) the terms and conditions of any such contract shall
                  not be inconsistent herewith;

                        (ii) any such contract shall require, or shall be
                  administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                       (iii) none of the provisions of this Section 3.23(c)
                  relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                        (iv) the Servicer shall be obligated with respect
                  thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.

                  (d) In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Payment Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with
Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

                  (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities.

                  (f) The proceeds from the REO Disposition, net of (i) any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan, (ii) any payment or reimbursement to the Servicer or any Sub-Servicer as provided above and (iii) brokers' commissions and closing costs customary for the locale of the related REO Property, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.24. Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

                  The Servicer shall deliver to the Trust Administrator for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount equal to the lesser of
(i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) its aggregate Servicing Fee for the most recently ended calendar month. Any amounts paid by the Servicer pursuant to this Section
3.24 shall not be reimbursed by the Trust Fund.

                  The Servicer shall have no obligation to pay from its own funds any amounts in respect of Relief Act Interest Shortfalls.

                  SECTION 3.25.             Expense Account.

                  (a) The Trust Administrator shall establish and maintain in its name, for the benefit of the Trustee in trust for the Certificateholders, the Expense Account. The Expense Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trust Administrator held pursuant to this Agreement.

                  (b) On the Business Day immediately preceding each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account and deposit into the Expense Account an amount equal to the Administrative Fee for such Distribution Date.

                  (c) The Trust Administrator shall make withdrawals from the Expense Account to pay the Administrative Fee on each Distribution Date by 10:00 a.m. New York City time.

                  (d) Funds in the Expense Account may not be invested.

                  (e) Upon termination of the Trust Fund in accordance with
Section 10.01, any amounts, if any, remaining in the Expense Account following the payment of all unpaid Administrative Fees shall be released to the Servicer as additional servicing compensation.

                  SECTION 3.26. Obligations of the Servicer in Respect of Mortgage Rates and
                                            Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Modified Scheduled Payments or Unpaid Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trust Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Trust Administrator, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                  SECTION 3.27.             Reserve Fund.

                  No later than the Closing Date, the Trust Administrator shall establish and maintain with itself a separate, segregated trust account titled, "Reserve Fund, Citibank, N.A., as Trust Administrator for JPMorgan Chase Bank, as Trustee, in trust for registered holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 2001-2."

                  On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates or the Mezzanine Certificates, the Trust Administrator has been directed by the Class R Certificateholders to, and therefore will, deposit into the Reserve Fund the amounts described in Section 4.01(d)(i), rather than distributing such amounts to the Class R

Certificateholders. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates, and will distribute such amounts to the Holders of the Class A Certificates and the Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(d). If no Net WAC Rate Carryover Amounts are payable on a Distribution Date, the Trust Administrator shall deposit into the Reserve Fund on behalf of the Class R Certificateholders, from amounts otherwise distributable to the Class R Certificateholders, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

                  For federal and state income tax purposes, the Class R Certificateholders will be deemed to be the owners of the Reserve Fund and all amounts deposited into the Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by the Trust REMIC to the Holders of the Class R Certificates. Upon the termination of the Trust, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Reserve Fund will be released by the Trust and distributed to the Class R Certificateholders or their designees. The Reserve Fund will be part of the Trust Fund but not part of the Trust REMIC and any payments to the Holders of the Class A Certificates or the Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  By accepting a Class R Certificate, each Class R Certificateholder hereby agrees to direct the Trust Administrator, and the Trust Administrator hereby is directed, to deposit into the Reserve Fund the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class R Certificateholders. By accepting a Class R Certificate, each Class R Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  At the direction of the Holders of a majority in Percentage Interest in the Class R Certificates, the Trust Administrator shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator or an Affiliate manages or advises such investment, and
(ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class R Certificates with respect to the Reserve Fund is received by the Trust Administrator, the Trust Administrator shall invest the funds in such account in Permitted Investments managed by the Trust Administrator or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments.

                  For federal tax return and information reporting, the right of the Class A Certificateholders and the Mezzanine Certificateholders to receive payments from the Reserve Fund in respect of any Net Wac Rate Carryover Amount shall be assigned a value of zero.

                  SECTION 3.28.             Advance Facility.

                  (a) The Trust Administrator and the Trustee on behalf of the Trust Fund, with the consent of the Servicer, are hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may make all or a portion of the Payment Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Servicer's obligation to fund such Payment Advances and/or Servicing Advances. To the extent that an Advancing Person makes all or a portion of any Payment Advance or any Servicing Advance and provides the Trust Administrator with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.28(b). Such notice from the Advancing Person must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable Payment Advance or Servicing Advance to be reimbursed. The Trustee shall be entitled to rely without independent investigation on the Advancing Person's statement with respect to the amount of any reimbursement pursuant to this Section 3.28 and with respect to the Advancing Person's statement with respect to the Section of this Agreement that permits the applicable Payment Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations are limited to the making of Payment Advances and/or Servicing Advances shall not be required to meet the qualifications of a Servicer or a Sub-Servicer specified herein and will not be deemed to be a Sub-Servicer under this Agreement.

                  (b) If an advancing facility is entered into, then if the terms of such advancing facility so provide, the Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii),
Section 3.11(a)(vi), Section 3.11(a)(ix) and Section 4.04(b) prior to the remittance to the Trust Fund, but instead the Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(b) and Section 3.10(d). The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for Payment Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such Payment Advances and/or Servicing Advances in accordance with Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(vi), Section 3.11(a)(ix) or Section 4.04(b), as the case may be, had the Servicer itself funded such Payment Advance or Servicing Advance. The Trust Administrator is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee, the amount payable to the Servicer pursuant to
Section 3.11(a)(iv) and the amount payable to the Servicer pursuant to Section 3.11(a)(x) as the parties to any advancing facility agree.

                  (c) All Payment Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01.             Distributions.

                  (a) On each Distribution Date the Trust Administrator shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date:

         (i) to the Class A Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such Class;

         (ii) to the Class M-1 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such Class;

         (iii) to the Class M-2 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such Class;

         (iv) to the Class M-3 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such Class;

         (v) to the Class M-4 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such Class;

         (vi) to the Class M-5 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such Class;

         (vii) to the Class M-6 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such class; and

         (viii) for application as part of Net Monthly Excess Cashflow.

                  (b) On each Distribution Date (I) prior to the Stepdown Date or (II) on which a Trigger Event is in effect, the Holders of the Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal and Arrearage Distribution Amount in the following amounts and order of priority:

         (i) to the Class A Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (ii) to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (iii) to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (iv) to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (v) to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (vi) to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (vii) to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         (viii) for application as part of Net Monthly Excess Cashflow.

                (c) On each Distribution Date (I) on or after the Stepdown Date and (II) on which a Trigger Event is not in effect, the Holders of the Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal and Arrearage Distribution Amount in the following amounts and order of priority:

         (i) to the Class A Certificates, the Class A Principal Distribution Amount until the Certificate Principal Balance of the Class A Certificates has been reduced to zero;

         (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

         (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

         (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

         (v) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

         (vi) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

         (vii) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero; and

         (viii) for application as part of Net Monthly Excess Cashflow.

                (d) With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

         (i) to the Class R Certificates, for deposit into the Reserve Fund, the Senior Residual Distribution Amount, if any, for such Distribution Date;

         (ii) to the Class or Classes of Certificates then entitled to receive distributions in respect of principal, (1) in the case of each Distribution Date
(I) prior to the Stepdown Date or (II) on which a Trigger Event is in effect, as provided in clause (b) above, or (2) in the case of each Distribution Date (I) on or after the Stepdown Date and (II) on which a Trigger Event is not in effect, as provided in clause (c) above;

         (iii) to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (iv) to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (v) to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (vi) to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (vii) to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (viii) to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (ix) to the Class A Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         (x) to the Class R Certificates, any remaining amounts.

         On each Distribution Date, to the extent required following the distribution of Net Monthly Excess Cashflow as described above, the Trust Administrator will withdraw from amounts in the Reserve Fund deposited therein pursuant to clause (i) above to pay the Class A Certificates and the Class M Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Reserve Fund: first, to the Class A Certificates; second, to the Class M-1 Certificates, third, to the Class M-2 Certificates, fourth, to the Class M-3 Certificates, fifth, to the Class M-4 Certificates, sixth, to the Class M-5 Certificates and seventh, to the Class M-6 Certificates.

                  (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(g) or Section 10.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance (or, in the case of the Class R Certificates, a 66% Percentage Interest) of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trust Administrator, the Trustee, the Certificate Registrar, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (f) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor the Trust Administrator nor the Trustee nor the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (g) Except as otherwise provided in Section 10.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall, no later than five (5) days after the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                (i) the Trust Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trust Administrator therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Salomon Smith Barney Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). Any such amounts held in trust by the Trust Administrator shall be held in an Eligible Account and the Trust Administrator may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Trust Administrator shall be for the benefit of the Trust Administrator; provided, however, that the Trust Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

                  SECTION 4.02.             Statements to Certificateholders.

                  On each Distribution Date, the Trust Administrator shall prepare and make available on its website at www.sf.citidirect.com until the next Distribution Date for access by each Holder of the REMIC Regular Certificates a statement as to the distributions made on such Distribution Date setting forth:

                         (i) the amount of the distribution made on such
                  Distribution Date to the Holders of Certificates of each such Class allocable to principal;

                         (ii) the amount of the distribution made on such
                  Distribution Date to the Holders of Certificates of each such Class allocable to interest;

                       (iii) the aggregate amount of compensation received by
                  the Servicer for the related Due Period, the amount of Arrearage collections for the related Due Period or Prepayment Period, as applicable, which the Servicer has retained and such other customary information as the Trust Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                        (iv) the aggregate amount of Payment Advances for such
                  Distribution Date, the aggregate amount of Payment Advances reimbursed during the calendar month preceding such Distribution Date and the aggregate amount of unreimbursed Payment Advances at the close of business on such Distribution Date;

                         (v) (a) the aggregate Unpaid Principal Balance of the
                  Mortgage Loans and any REO Properties and (b) the aggregate amount of Arrearage, in each case, after taking into account scheduled payments received or advanced for the related Due Period and unscheduled collections received during the related Prepayment Period;

                        (vi) the number, aggregate Legal Balance, weighted
                  average remaining term to original maturity and weighted average Mortgage Rate of the Mortgage Loans as of the last day of the related Due Period;

                       (vii) the number, aggregate Unpaid Principal Balance, and
                  aggregate amount of Arrearage of Mortgage Loans (a) delinquent one payment, (b) delinquent two payments, (c) delinquent three or more payments, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force (in each case as of the last day of the calendar month immediately preceding the month of such Distribution Date, it being understood that for purposes of calculating the information described in clauses (a), (b), and (c) above, a Mortgage Loan is delinquent one payment as of last day of such calendar month if a payment due on a Due Date has not been received by the close of business on the next succeeding Due Date which next succeeding Due Date falls on or before such last day of such calendar month, a Mortgage Loan delinquent two payments as of last day of such calendar month if a payment due on a Due Date has not been received by the close of business on the second succeeding Due Date which second succeeding Due Date falls on or before such last day of such calendar month and a Mortgage Loan delinquent three payments as of last day of such calendar month if a payment due on a Due Date has not been received by the close of business on the third succeeding Due Date which third succeeding Due Date falls on or before such last day of such calendar month), and the number, aggregate Unpaid Principal Balance and aggregate amount of Arrearage of Mortgage Loans solely with respect to the information described in clause (e) above;

                      (viii) with respect to any Mortgage Loan purchased by the
                  Servicer pursuant to Section 3.16(c), the loan number of such Mortgage Loan, the Unpaid Principal Balance of such Mortgage Loan and the amount of Arrearage with respect to such Mortgage Loan;

                        (ix) with respect to any Mortgage Loan that became an
                  REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the Unpaid Principal Balance of such Mortgage Loan and the amount of Arrearage of such Mortgage Loan as of the date it became an REO Property;

                         (x) with respect to any Mortgage Loan that was an REO
                  Property as of the last day of the preceding calendar month, the loan number of such Mortgage Loan, the Unpaid Principal Balance of such Mortgage Loan and the amount of Arrearage of such Mortgage Loan as of the last day of such calendar month;

                        (xi) with respect to any REO Property liquidated during
                  the preceding calendar month, the loan number of such Mortgage Loan, the Unpaid Principal Balance of such Mortgage Loan, the amount of Arrearage of such Mortgage Loan and the amount of Realized Losses incurred with respect to such Mortgage Loan as of the date it became a liquidated REO Property;

                         (xii) the aggregate amount of Principal Prepayments and
                  actual collections of Arrearage made during the related Prepayment Period;

                         (xiii) the aggregate amount of Realized Losses incurred
                  during the related Prepayment Period and since the Closing
                  Date;

                         (xiv) the aggregate amount of Extraordinary Trust Fund
                  Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date and since the Closing Date;

                        (xv) the aggregate Certificate Principal Balance of each
                  such Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses and Extraordinary Trust Fund Expenses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses and Extraordinary Trust Fund Expenses;

                         (xvi) the Certificate Factor for each such Class of
                  Certificates applicable to such Distribution Date;

                         (xvii) the Interest Distribution Amount in respect of
                  each such Class of Certificates for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

                         (xviii) the aggregate amount of any Prepayment Interest
                  Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

                         (xix) the aggregate amount of Relief Act Interest
                  Shortfalls for such Distribution Date;

                         (xx) the Adjusted Legal Balance as of the last day of
                  the related Due Period;

                         (xxi) the Pass-Through Rate for each class of REMIC
                  Regular Certificates for such Distribution Date and the Net WAC Rate for such Distribution Date;

                         (xxii) the Overcollateralized Amount for such
                  Distribution Date;

                         (xxiii) the aggregate Net WAC Rate Carryover Amount for
                  such Distribution Date, the Senior Residual Distribution Amount for such Distribution Date, the amounts paid from the Reserve Fund to the REMIC Regular Certificates in respect of Net WAC Rate Carryover Amounts for such Distribution Date, the amount of any Net WAC Rate Carryover Amount for any Class of REMIC Regular Certificates remaining unpaid on such Distribution Date and the amount remaining on deposit in the Reserve Fund after taking into account all deposits into and withdrawals therefrom on such Distribution Date;

                         (xxiv) the Credit Enhancement Percentage for such
                  Distribution Date;

                         (xxv) when the Stepdown Date has occurred and whether a
                  Trigger Event is in effect for such Distribution Date;

                         (xxvi) the Available Funds for such Distribution Date;

                         (xxvii) to the extent the Trust Administrator using
                  reasonable efforts can determine and provide, the Constant Prepayment Rate (A) for the calendar month preceding such Distribution Date and (B) from the Cut-off Date through the calendar month preceding such Distribution Date; and

                         (xxviii) to the extent the Trust Administrator using
                  reasonable efforts can determine and provide, Arrearage Repayment Percentage (A) for the calendar month preceding such Distribution Date and (B) from the Cut-off Date through the calendar month preceding such Distribution Date.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a REMIC Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time are in force.

                  On each Distribution Date, the Trust Administrator shall make available on its website at www.sf.citidirect.com for access by the Depositor, each Holder of a Residual Certificate, the Trustee and the Servicer, the reports made available to the REMIC Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates, respectively, on such Distribution Date.

                  Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

                  The Trust Administrator shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trust Administrator's duties are limited to the extent that the Trust Administrator receives timely reports as required from the Servicer.

                  On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

                  SECTION 4.03.             Remittance Reports; Payment
                                            Advances.

                  (a) On the Business Day following each Determination Date, the Servicer shall deliver to the Trust Administrator by telecopy (or by such other means as the Servicer and the Trust Administrator may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall forward to the Trust Administrator by electronic transmission (in a format acceptable to the Trust Administrator) on the day thereafter, a data file containing the information set forth in such Remittance Report with respect to the related Distribution

Date. Such Remittance Report will include (i) the amount of Payment Advances to be made by the Servicer in respect of the related Distribution Date, the aggregate amount of Payment Advances outstanding after giving effect to such Payment Advances, and the aggregate amount of Nonrecoverable Payment Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trust Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by
Section 4.01 and to prepare the statements to Certificateholders contemplated by
Section 4.02. The Trust Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

                  (b) The amount of Payment Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.03(d), (i) in the case of any Mortgage Loans or related REO Properties on or prior to the Legal Balance Interest Date of each such Mortgage Loan, the sum of (A) the aggregate amount of Modified Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), other than any portion thereof representing Arrearage, due on the related Due Date in respect of such Mortgage Loans, which Modified Scheduled Payments were delinquent as of the close of business on the related Determination Date and (B) with respect to each REO Property, an amount equal to the excess, if any, of the Modified Scheduled Payment in effect immediately prior to foreclosure, other than any portion thereof representing Arrearage, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date or (ii) in the case of any Mortgage Loans or related REO Properties after the Legal Balance Interest Date of each such Mortgage Loan, the sum of (A) the aggregate amount of Modified Scheduled Payments (with each interest portion thereof net of the related Servicing Fee, if any) due on the related Due Date in respect of the Mortgage Loans, which Modified Scheduled Payments were delinquent as of the close of business on the related Determination Date and (B) with respect to each REO Property, an amount equal to the excess, if any, of the Modified Scheduled Payment in effect immediately prior to foreclosure, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

                  On or before 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trust Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Payment Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such Payment Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Payment Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Payment Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Payment Advances. The Trust Administrator will provide, pursuant to Section 7.02, notice to the Servicer and the Trustee by facsimile by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trust Administrator on such date is less than the Payment Advances required to be made by the Servicer for the related Distribution Date.

                  (c) The obligation of the Servicer to make such Payment Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no Payment Advance shall be required to be made hereunder by the Servicer if such Payment Advance would, if made, constitute a Nonrecoverable Payment Advance. The determination by the Servicer that it has made a Nonrecoverable Payment Advance or that any proposed Payment Advance, if made, would constitute a Nonrecoverable Payment Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor, the Trustee and the Trust Administrator.

                  SECTION 4.04. Allocation of Extraordinary Trust Fund Expenses and Realized Losses.

                  (a) Prior to each Determination Date, the Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determination made during the related Prepayment Period; and (ii) the respective portion of such Realized Losses allocable to interest and allocable to principal and Arrearage. Prior to each Determination Date, the Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuation made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with any Debt Service Reduction in respect of scheduled payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Servicer shall be evidenced by an Officers' Certificate delivered to the Trust Administrator and the Trustee by the Servicer prior to the Determination Date immediately following the end of
(i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                  (b) All Realized Losses on the Mortgage Loans and all Extraordinary Trust Fund Expenses shall be allocated on each Distribution Date as follows: first to the Net Monthly Excess Cashflow; second in reduction of the Overcollateralized Amount, third to the Class M-6 Certificates; fourth to the Class M-5 Certificates; fifth to the Class M-4 Certificates; sixth to the Class M-3 Certificates; seventh to the Class M-2 Certificates; and eighth to the Class M-1 Certificates, in each case, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated. No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  SECTION 4.05.             Commission Reporting.

                  Within 15 days after each Distribution Date, the Trust Administrator shall file with the Commission via the Electronic Data Gathering and Retrieval System, a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Trust Administrator shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable and unless otherwise instructed by the Depositor. Prior to March 30, 2002, the Trust Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. At least three Business Days prior to filing any Form 8-K or Form 10-K pursuant to this Section 4.05, the Trust Administrator shall deliver a copy of such Form 8-K or Form 10-K, as the case may be, to the Depositor.

                  SECTION 4.06.             Compliance with Withholding
                                            Requirements.

                  Notwithstanding any other provision of this Agreement, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01.             The Certificates.

                  (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-8. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed by the Trust Administrator on behalf of the Trustee and authenticated and delivered by the Trust Administrator to or upon the order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of theTrust Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator, as applicable, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trust Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trust Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (" Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trust Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer, the Trustee and, if the Trust Administrator is not the Book-Entry Custodian, the Trust Administrator, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trust Administrator resigns or is removed in accordance with the terms hereof, the Trustee, the successor Trust Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

                  The Trust Administrator, the Trustee, the Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trust Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trust Administrator shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $100,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Servicer, the Trust Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  SECTION 5.02. Registration of Transfer and Exchange of Certificates.

                  (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) No transfer of any Class M-4, Class M-5, Class M-6 or Residual Certificate (the "Private Certificates") shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor), the Trust Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trust Administrator, the Trustee, the Servicer in its capacity as such or any Sub-Servicer), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify any such Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                  (c) No transfer of any Certificates or any interest therein shall be made to any Person acting, directly or indirectly, on behalf of any Plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) or any Person acquiring such Certificates or interest therein with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101. Each purchaser of a Certificate or any interest therein shall be required to represent (and in the case of any Book-Entry Certificate shall be deemed to represent) that such purchaser (i) is not a Person acting, directly or indirectly, on behalf of any Plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) or any Person acquiring such Certificates or any interest therein with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 and (ii) will not transfer such Certificate or any interest therein to such a Person.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                                    (A) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

                                    (B) In connection with any proposed Transfer
                           of any Ownership Interest in a Residual Certificate, the Trust Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit F-2) from the proposed Transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                                    (C) Notwithstanding the delivery of a
                           Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trust Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                                    (D) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement (in the form attached hereto as Exhibit F-2) from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Trust Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                                    (E) Each Person holding or acquiring an
                           Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trust Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                        (ii) The Trust Administrator will register the Transfer
                  of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trust Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                       (iii) (A) If any purported Transferee shall become a
                  Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
                  Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                                    (B) If any purported Transferee shall become
                  a holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trust Administrator shall have the right (but not the obligation), without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trust Administrator on such terms as the Trust Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trust Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trust Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Trust Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trust Administrator, and the Trust Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                        (iv) The Trust Administrator shall make available to the
                  Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
                  Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trust Administrator.

                         (v) The provisions of this Section 5.02(d) set forth
                  prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trust Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                                    (A) written notification from each Rating
                           Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                                    (B) an Opinion of Counsel, in form and
                           substance satisfactory to the Trust Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.11, the Trustee, or the Trust Administrator on behalf of the Trustee shall execute, and the Trustee or the Trust Administrator shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.11. Whenever any Certificates are so surrendered for exchange, the Trustee, or the Trust Administrator on behalf of the Trustee, shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trust Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trust Administrator in accordance with its customary procedures.


                  SECTION 5.03.             Mutilated, Destroyed, Lost or Stolen
                                            Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to each of the Trustee and the Trust Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Trust Administrator or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee, or the Trust Administrator on behalf of the Trustee shall execute, and the Trustee or the Trust Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Trust Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.


                  SECTION 5.04.             Persons Deemed Owners.

                  The Depositor, the Servicer, the Trust Administrator, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trust Administrator, the Trustee or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05.             Certain Available Information.

                  On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trust Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trust Administrator, the Depositor promptly shall inform the Trust Administrator of such event and shall deliver to the Trust Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trust Administrator shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trust Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Private Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Trust Administrator; and
(ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 12.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trust Administrator since the Closing Date pursuant to Section 11.01(i), (D) any and all Officers' Certificates delivered to the Trust Administrator by the Servicer since the Closing Date to evidence the Servicer's determination that any Payment Advance was, or if made, would be a Nonrecoverable Payment Advance and (E) any and all Officers' Certificates delivered to the Trust Administrator by the Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trust Administrator upon request at the expense of the Person requesting the same.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

                  SECTION 6.01.             Liability of the Depositor and the
                                            Servicer.

                  The Depositor and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Servicer herein.

                  SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.

                  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a limited partnership under the laws of the jurisdiction of its formation, and the Servicer, or the Affiliate of the Servicer that is sub-servicing the Mortgage Loans, will keep in full effect its qualification as an approved conventional servicer for FHLMC or FNMA, and its qualifications as a HUD approved mortgagee, in good standing. The Depositor and the Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FHLMC or FNMA and shall be qualified as a HUD approved mortgagee; and provided further that the Rating Agencies' ratings of the Certificates of any Class in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

                  None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Depositor's or Servicer's obligations under this Agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is incidental to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights, the reasonable legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04.             Limitation on Resignation of the
                                            Servicer.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Servicer shall become effective until the Trust Administrator or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

         The Trust Administrator, the Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all of the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders and (ii) provided that no Servicer Event of Default exists, agree that upon delivery to the Trust Administrator by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Trust Administrator shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 7.02(a) hereof and agrees to be subject to the terms of this Agreement.

                  SECTION 6.05. Rights of the Depositor in Respect of the Servicer.

                  The Servicer shall afford the Depositor, Trust Administrator and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Depositor, the Trust Administrator and the Trustee its most recent financial statements and such other information relating to its capacity to perform its obligations under this Agreement it possesses. To the extent such information is not otherwise available to the public, the Depositor, the Trust Administrator and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, Trust Administrator, the Trustee or the Trust Fund, and in either case, the Depositor, Trust Administrator or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01.             Servicer Events of Default.

                  "Servicer Event of Default," wherever used herein, means any one of the following events:

                         (i) any failure by the Servicer to remit to the Trust
                  Administrator for distribution to the Certificateholders any payment (other than a Payment Advance required to be made from its own funds on any Servicer Remittance Date pursuant to
                  Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure (provided that the Depositor, the Trust Administrator and the Trustee hereby agree to give prompt written notice upon its discovery of any such failure), requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trust Administrator or the Trustee (in which case, such notice shall be provided by facsimile), or to the Servicer, the Depositor, the Trust Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                        (ii) any failure on the part of the Servicer duly to
                  observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, Trust Administrator or the Trustee, or to the Servicer, the Depositor, Trust Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

                       (iii) a decree or order of a court or agency or
                  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                        (iv) the Servicer shall consent to the appointment of a
                  conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                         (v) the Servicer shall admit in writing its inability
                  to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                        (vi) any failure of the Servicer to make any Payment
                  Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 12:00 noon New York time on the Business Day immediately following the Servicer Remittance Date.

If a Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor and the Trust Administrator if given by the Trustee and to the Trustee and Trust Administrator if given by the Depositor), terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Servicer, Trust Administrator and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator pursuant to and under this Section subject to Section 7.02, and, without limitation, the Trust Administrator is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trust Administrator with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trust Administrator for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Payment Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). For purposes of this Section 7.01, each of the Trustee and the Trust Administrator shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Trustee or the Trust Administrator, as applicable, assigned to and working in the Trustee's Corporate Trust Office or Trust Administrator's Corporate Trust Office, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Trustee or the Trust Administrator, as applicable, and such notice references the Certificates, the Trust Fund or this Agreement.

                  SECTION 7.02.             Trust Administrator to Act;
                                            Appointment of Successor.

                  (a) On and after the time the Servicer receives a notice of termination, the Trust Administrator shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make Payment Advances pursuant to Section 4.03; provided, however, that if the Trust Administrator is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trust Administrator shall not be obligated to make Payment Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trust Administrator as successor to the Servicer hereunder. As compensation therefor, the Trust Administrator shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trust Administrator to promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution having a net worth of not less than $15,000,000 and whose appointment, as confirmed in writing by each Rating Agency, will not result in a downgrade, qualification or withdrawal of the ratings of such Rating Agency on any Class of Certificates, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trust Administrator may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, Trust Administrator, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Trust Administrator shall act in such capacity as hereinabove provided.

                  (b) If the Servicer fails to remit to the Trust Administrator for distribution to the Certificateholders any payment required to be made under the terms of this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by
Section 362 of the federal Bankruptcy Code, the Trust Administrator, upon its appointment as successor Servicer, or any other successor Servicer appointed pursuant to Section 7.02(a)(1), shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trust Administrator shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trust Administrator can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trust Administrator is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trust Administrator or the deposit thereof in the Distribution Account by the Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trust Administrator may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trust Administrator's rights to recover from the Servicer's own funds interest on the amount of any such advance. If the Trust Administrator at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trust Administrator shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

                  (c) In the event of a Servicer Event of Default, notwithstanding anything to the contrary above, the Trust Administrator, the Trustee and the Depositor hereby agree that upon delivery to the Trust Administrator by the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of when notification of such event shall have been provided to the Trust Administrator, whereunder the Servicer shall resign as Servicer under this Agreement, the Trust Administrator shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above and the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement.




                  SECTION 7.03.             Notification to Certificateholders.

                  (a) Upon any termination of the Servicer pursuant to Section
7.01 above or any appointment of a successor to the Servicer pursuant to Section
7.02 above, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Trustee or the Trust Administrator becomes aware of the occurrence of such an event, the Trustee or the Trust Administrator shall transmit (or in the case of the Trustee, the Trustee shall cause the Trust Administrator to transmit) by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

                  SECTION 7.04.             Waiver of Servicer Events of
                                            Default.

                  The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicer Event of Default hereunder may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the REMIC Regular Certificates; provided, further, that a Servicer Event of Default may be waived only during the ten (10) Business Days following the receipt by the Trust Administrator of written notice of an Event of Default. Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

                  SECTION 8.01.             Duties of Trustee and Trust
                                            Administrator.

                  Each of the Trustee and the Trust Administrator, prior to the occurrence of a Servicer Event of Default and after the curing of all Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Servicer Event of Default, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee or the Trust Administrator enumerated in this Agreement shall not be construed as a duty.

                  Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Trust Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Trust Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to it's satisfaction, it will provide notice thereof to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Servicer Event of Default, and after the curing of all such Servicer Events of Default which may have occurred, the duties and obligations of each of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Trust Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, that conform to the requirements of this Agreement;

                  (ii) Neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of it unless it shall be proved that it was negligent in ascertaining the pertinent facts; and

                  (iii) Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it under this Agreement.

                  SECTION 8.02. Certain Matters Affecting the Trustee and the Trust Administrator.

                  (a)      Except as otherwise provided in Section 8.01:

                           (i) Each of the Trustee and the Trust Administrator
                  may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) Each of the Trustee and the Trust Administrator
                  may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                           (iii) Neither the Trustee nor the Trust Administrator
                  shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee or the Trust Administrator of the obligation, upon the occurrence of a Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                           (iv) Neither the Trustee nor the Trust Administrator
                  shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Prior to the occurrence of a Servicer Event of
                  Default hereunder and after the curing of all Servicer Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or Trust Administrator, as applicable, by such Certificateholders, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

                           (vi) Each of the Trustee and the Trust Administrator
                  may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                           (vii) Neither the Trustee nor the Trust Administrator
                  shall be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Servicer pursuant to Section 3.12.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  SECTION 8.03. Neither the Trustee nor Trust Administrator Liable for
                                            Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee or the Trust Administrator, on behalf of the Trustee, the authentication of the Trustee or the Trust Administrator on the Certificates, the acknowledgments of the Trustee and the Trust Administrator contained in Article II and the representations and warranties of the Trustee and the Trust Administrator in Section 8.13) shall be taken as the statements of the Depositor and neither the Trustee nor the Trust Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.13) or of the Certificates (other than the signature of the Trustee, or the Trust Administrator on behalf of the Trustee, and authentication of the Trustee or the Trust Administrator on the Certificates) or of any Mortgage Loan or related document. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer, other than any funds held by or on behalf of the Trustee or the Trust Administrator in accordance with Section 3.10.

                  SECTION 8.04. Trustee and Trust Administrator May Own Certificates.

                  Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or Trust Administrator, as applicable.

                  SECTION 8.05. Trustee's and Trust Administrator's Fees and Expenses.

                  (a) The Trust Administrator shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Administration Fee. To the extent that the funds therein are at anytime insufficient for such purpose, the Servicer shall pay such fees (provided, however, that the Servicer shall be permitted to withdraw from the Collection Account at any time the amount of any such fee paid to the Trust Administrator by it). The Trust Administrator shall also be entitled to any income or gain on amounts on deposit in the Distribution Account from time to time as provided in
Section 3.12(c). The Trust Administrator shall pay to the Trustee (from its own funds or from a portion of the Administration Fee that it has so withdrawn) such compensation as the Trust Administrator and the Trustee shall have agreed upon in a separate agreement between them. Each of the Trustee and the Trust Administrator and any director, officer, employee or agent of the Trustee or the Trust Administrator, as applicable, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or Trust Administrator's, as the case may be, performance in accordance with the provisions of this Agreement) incurred by the Trustee or the Trust Administrator, as applicable, in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee and the Trust Administrator as provided below in this Section 8.05 or pursuant to Section 11.03(c) (and in the case of the Trustee, resulting from any breach of the Trust Administrator's obligations in connection with this Agreement for which the Trust Administrator has performed its obligation to indemnify the Trustee pursuant to Section 11.03(b) and in the case of the Trust Administrator, resulting from any breach of the Trustee's obligations in connection with this Agreement for which the Trustee has performed its obligation to indemnify the Trust Administrator pursuant to Section 11.03(a)), (ii) that constitutes a specific liability of the Trustee or the Trust Administrator, as applicable, pursuant to Section 11.01(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or in the case of the Trust Administrator, as a result of a breach of the Trust Administrator's obligations under Article XI hereof. The Servicer agrees to indemnify the Trustee and the Trust Administrator, from, and hold it harmless against, any loss, liability or expense arising in respect of any breach by the Servicer of its obligations in connection with this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee or the Trust Administrator, as the case may be. Any payment hereunder made by the Servicer to the Trustee or the Trust Administrator shall be from the Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  (b) The Trust Administrator shall pay any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.

                  SECTION 8.06. Eligibility Requirements for Trustee and Trust Administrator.

                  Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Servicer or, in the case of the Trustee, any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Trust Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07. Resignation and Removal of the Trustee and the Trust Administrator.

                  Either the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer, to the Certificateholders and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trust Administrator (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator and to the successor Trustee or Trust Administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or Trust Administrator, as applicable, and the Servicer by the Depositor. If no successor Trustee or Trust Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Trust Administrator, as applicable.

                  If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor (or in the case of the Trust Administrator, the Trustee) may remove the Trustee or the Trust Administrator, as applicable, and appoint a successor Trustee or Trust Administrator (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Trust Administrator, as the case may be, so removed and to the successor Trustee or Trust Administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or the Trust Administrator, as applicable, and the Servicer by the Depositor.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Trust Administrator and appoint a successor Trustee or Trust Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or to the Trust Administrator, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor. In addition, if the Trustee has knowledge that the Trust Administrator has breached any of its duties under this Agreement, the Trustee may remove the Trust Administrator in the same manner as provided in the prior sentence. For purposes of this Section, the Trustee shall not be deemed to have knowledge of a breach by the Trust Administrator of any of its duties hereunder, unless a Responsible Officer of the Trustee , assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a breach is received by the Trustee, and such notice references the Certificates, the Trust Fund or this Agreement.

                  Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor Trustee or Trust Administrator, as the case may be, pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee or Trust Administrator as provided in Section 8.08.

                  SECTION 8.08.             Successor Trustee or Trust
                                            Administrator.

                  Any successor Trustee or Trust Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Trustee or the Trust Administrator, as applicable, and its predecessor Trustee or Trust Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Trust Administrator shall become effective and such successor Trustee or Trust Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or

Trust Administrator herein. The predecessor Trustee or Trust Administrator shall deliver to the successor Trustee or Trust Administrator all Mortgage Files and related documents and statements to the extent held by it hereunder, as well as all moneys, held by it hereunder, and the Depositor and the predecessor Trustee or Trust Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Trust Administrator all such rights, powers, duties and obligations.

                  No successor Trustee or Trust Administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee or Trust Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Trust Administrator shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor Trustee or Trust Administrator as provided in this Section, the Depositor shall mail notice of the succession of such Trustee or Trust Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Trust Administrator, the successor Trustee or Trust Administrator shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 8.09.             Merger or Consolidation of Trustee.

                  Any corporation or association into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator, as the case may be, shall be a party, or any corporation or association succeeding to the business of the Trustee or the Trust Administrator, as applicable, shall be the successor of the Trustee or the Trust Administrator, as the case may be, hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10.             Appointment of Co-Trustee or
                                            Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust REMIC or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust REMIC, and to vest in such Person or Persons, in such capacity, such title to the Trust REMIC, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust REMIC or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

                  SECTION 8.11.             Appointment of Custodians.

                  The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, and the expense of any such Custodian shall be paid by the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. The Servicer shall not have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

                  SECTION 8.12.             Appointment of Office or Agency.

                  The Trust Administrator hereby appoints its Corporate Trust Office as the office or agency in the City of New York, New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.

                  SECTION 8.13.             Representations and Warranties.

                  Each of the Trustee and the Trust Administrator hereby represents and warrants to the Servicer, the Depositor and the Trustee or the Trust Administrator, as applicable, as of the Closing Date, that:

                  (i) It is a New York banking corporation or a national banking association, as applicable, duly organized, validly existing and in good standing under the laws of New York or the United States of America, as applicable.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                  (vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

                                   ARTICLE IX

                                   [RESERVED]

                                    ARTICLE X

                                   TERMINATION

                  SECTION 10.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                  Subject to Section 10.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Trust Administrator and the Trustee (other than the obligations of the Servicer to the Trustee and the Trust Administrator pursuant to Section 8.05 and of the Servicer to provide for and the Trust Administrator to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Servicer of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in the Trust Fund, plus the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by an appraiser mutually agreed upon by such Holder and the Trust Administrator in their reasonable discretion and (B) the aggregate fair market value of all of the assets of the Trust Fund (as determined by the Servicer and the Trust Administrator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 10.01) and
(ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  The Servicer shall have the right to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Servicer may elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) above only if the aggregate Legal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund after taking into account all payments made in respect thereof through the last day of the month preceding such date is less than 10% of the aggregate Legal Balance of the Mortgage Loans as of the Cut-off Date.

                  Notice of any termination shall be given promptly by the Trust Administrator by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the

Trust Fund will terminate and the final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment,
(iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trust Administrator. The Trust Administrator shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund by the Servicer, the Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described purchase price. Upon certification to the Trust Administrator by a Servicing Officer of the making of such final deposit, the Trust Administrator shall promptly release to the Servicer the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 10.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Salomon Smith Barney Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 10.01. Any such amounts held in trust by the Trust Administrator shall be held in an Eligible Account and the Trust Administrator may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Trust Administrator shall be for the benefit of the Trust Administrator; provided, however, that the Trust Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

                  SECTION 10.02.            Additional Termination Requirements.

                  (a) In the event that the Servicer purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund pursuant to
Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                         (i) The Trust Administrator on behalf of the Trustee
                  shall specify or cause to be specified the first day in the 90-day liquidation period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulation
                  Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer or the Depositor, as applicable;

                        (ii) During such 90-day liquidation period, and at or
                  prior to the time of making of the final payment on the Certificates, the Trust Administrator on behalf of the Trustee shall sell all of the assets of the Trust Fund to the Servicer for cash; and

                       (iii) At the time of the making of the final payment on
                  the Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) At the expense of the requesting party (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 10.01, at the expense of the Trust Administrator without the right of reimbursement from the Trust Fund), the Servicer shall prepare the documentation required in connection with the adoption of a plan of liquidation of a Trust Fund pursuant to this Section 10.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE XI

                                REMIC PROVISIONS

                  SECTION 11.01.            REMIC Administration.

                  (a) The Trust Administrator shall elect to treat the Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                  (b) The Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in the Trust REMIC. None of the Servicer, the Trustee or the Trust Administrator shall, to the extent within the control of such Person, create or permit the creation of any other "interests" in the Trust REMIC (within the meaning of Treasury regulation
Section 1.860D-1(b)(1)).

                  (c) The Closing Date is hereby designated as the "Startup Day" of the Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (d) The Trust Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to the Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Trust Administrator, as agent for the Trust REMIC's tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust REMIC and
(ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of Class R Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the Trust REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Class R Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (e) The Trust Administrator shall prepare, the Trustee shall sign and the Trust Administrator shall file all of the Tax Returns (including Form 8811, which must be filed within 30 days following the Closing Date) in respect of the Trust REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor.

                  (f) The Trust Administrator shall perform on behalf of the Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust REMIC. The Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (g) The Trustee and the Trust Administrator shall take such action and shall cause the Trust REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. The Trustee and the Trust Administrator shall not take any action or cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Trust Administrator have received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Trust Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Trust Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to the Trust REMIC or the respective assets of each, or causing the Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Trustee and the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust REMIC and the Servicer shall not take any such action or cause the Trust REMIC to take any such action as to which the Trustee or the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trust Administrator and the Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee or Trust Administrator, as applicable. At all times as may be required by the Code, the Trust Administrator will ensure that substantially all of the assets of the Trust REMIC will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code, to the extent such obligations are within the Trust Administrator's control and not otherwise inconsistent with the terms of this Agreement.

                  (h) In the event that any tax is imposed on "prohibited transactions" of the Trust REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article XI, (ii) to the Trustee pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (iii) to the Servicer pursuant to Section
11.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article XI, or (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (i) On or before April 15 of each calendar year, commencing April 15, 2002, the Trust Administrator shall deliver to each Rating Agency an Officer's Certificate of the Trust Administrator stating the Trust Administrator's compliance with this Article XI.

                  (j) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to the Trust REMIC on a calendar year and on an accrual basis.

                  (k) Following the Startup Day, none of the Servicer, the Trustee or the Trust Administrator shall accept any contributions of assets to the Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (l) None of the Trustee, the Trust Administrator or the Servicer shall enter into any arrangement by which the Trust REMIC will receive a fee or other compensation for services nor permit the Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 11.02.            Prohibited Transactions and
                                            Activities.

                  None of the Depositor, the Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust REMIC
(iii) the termination of the Trust REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for the Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to the Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of the Trust REMIC as a REMIC or (b) cause the Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 11.03. Servicer and Trustee and Trust Administrator Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Depositor, the Trust Administrator and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator or the Servicer, as a result of a breach of the Trustee's covenants set forth in this
Article XI.

                  (b) The Trust Administrator agrees to indemnify the Trust Fund, the Depositor, the Trustee and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Trustee or the Servicer, as a result of a breach of the Trust Administrator's covenants set forth in this
Article XI.

                  (c) The Servicer agrees to indemnify the Trust Fund, the Depositor, the Trust Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator or the Trustee, as a result of a breach of the Servicer's covenants set forth in
Article III or this Article XI.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  SECTION 12.01.            Amendment.

                   This Agreement may be amended from time to time by the parties hereto without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or
(iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Trust Administrator, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                   This Agreement may also be amended from time to time by the Depositor, the Servicer, the Trust Administrator and the Trustee with the consent of Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on the Trust Fund pursuant to the REMIC Provisions or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any such amendment the Trust Administrator shall furnish a copy of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Trust Administrator may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 12.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Trust Administrator.

                  Each of the Trustee and the Trust Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 12.02.            Recordation of Agreement;
                                            Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer servicing the larger aggregate principal amount of Mortgage Loans and at the expense of the Certificateholders, but only upon direction of the Trustee or the Trust Administrator accompanied by an Opinion of Counsel (at the expense of the Trust Fund) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 12.03.            Limitation on Rights of
                                            Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee and the Trust Administrator to institute such action, suit or proceeding in its own name as Trustee or Trust Administrator hereunder and shall have offered to the Trustee and the Trust Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee or the Trust Administrator, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, the Trustee and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 12.04.            Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 12.05.            Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group (facsimile number (212) 723-8604), or such other address or facsimile number as may hereafter be furnished to the other parties hereto in writing by the Depositor, (b) in the case of the Servicer, 4828 Loop Central Drive, Houston, Texas 77081-2226, Attention: Janice McClure (facsimile number: (713) 960-0539), or such other address or facsimile number as may hereafter be furnished to the other parties hereto in writing by the Servicer, (c) in the case of the Trustee, 450 West 33rd Street, 14th Floor, New York, New York 10001-2697, Attention: Institutional Trust Services/Structured Finance Services -- Salomon 2001-2 (facsimile number (212) 946-8191), or such other address or facsimile number as may hereafter be furnished to the other parties hereto in writing by the Trustee, or (c) in the case of the Trust Administrator, 111 Wall Street,

14th Floor, New York, New York 10005, Attention: Structured Finance/SBMSVII 2001-2 (facsimile number (212) 657-4009), or such other address or facsimile number as may hereafter be furnished to the other parties hereto in writing by the Trust Administrator. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 12.06.            Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 12.07.            Notice to Rating Agencies.

                  The Trust Administrator shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                  1.       Any material change or amendment to this Agreement;

                  2. The occurrence of any Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of the Servicer or the Trustee or the Trust Administrator;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  5. The final payment to the Holders of any Class of Certificates;

                  6. Any change in the location of the Collection Account or the Distribution Account; and

                  7. Any event that would result in the inability of the Trust Administrator to make advances regarding delinquent Mortgage Loans.

                  In addition, the Trust Administrator shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in
Section 4.02 and the Servicer shall promptly furnish to each Rating Agency copies of the following:

                  1.       Each annual statement as to compliance described in
                           Section 3.20; and

                  2. Each annual independent public accountants' servicing report described in Section 3.21.

                  Any such notice pursuant to this Section 12.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and to Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10007, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  SECTION 12.08.            Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 12.09.            Grant of Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                  IN WITNESS WHEREOF, the Depositor, the Servicer, the Trustee and the Trust Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                      SALOMON BROTHERS MORTGAGE
                                      SECURITIES VII, INC.,
                                      as Depositor


                                      By: /s/ Matthew R. Bollo
                                         ----------------------------------
                                      Name: Matthew R. Bollo
                                      Title:   Assistant Vice President



                                      LITTON LOAN SERVICING LP,
                                      as Servicer


                                      By: /s/ Janice McClure
                                         -----------------------------------
                                      Name: Janice McClure
                                      Title:   Sr. Vice President



                                      JPMORGAN CHASE BANK,
                                      as Trustee


                                      By: /s/ Rebekah S. Pappachen
                                          -----------------------------
                                      Name: Rebekah S. Pappachen
                                      Title:   Trust Officer



                                      CITIBANK, N.A.,
                                      as Trust Administrator


                                      By: /s/ Kristen Driscoll
                                          ----------------------------------
                                      Name: Kristen Driscoll
                                      Title:   Assistant Vice President

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )



                  On the ___ day of November 2001, before me, a notary public in and for said State, personally appeared ___________, known to me to be an Assistant Vice President of Salomon Brothers Mortgage Securities VII, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                ___________________________
                                                       Notary Public

[Notarial Seal]

STATE OF________________        )
                                ) ss.:
COUNTY OF _________________     )



                  On the ___ day of November 2001, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a _______________ of Litton Loan Servicing LP, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                _______________________
                                                     Notary Public

[Notarial Seal]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )



                  On the ___ day of November 2001, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a _____________________ of JPMorgan Chase Bank, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                ________________________
                                                      Notary Public

[Notarial Seal]

STATE OF                )
                        ) ss.:
COUNTY OF               )



                  On the ___ day of November 2001, before me, a notary public in and for said State, personally appeared ________________________________, known to me to be a _________________________ of Citibank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                ________________________
                                                      Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                           FORM OF CLASS A CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE
     REGISTERED.


Salomon Brothers Mortgage Securities VII,          Aggregate Certificate Principal Balance of the
Inc., Mortgage Pass-Through Certificates,          Class A Certificates as of the Issue Date:
Series 2001-2                                      $____________

Pass-Through Rate: Variable                        Denomination: $______________

Cut-off Date and date of Pooling and               Servicer: Litton Loan Servicing LP
Servicing Agreement: November 1, 2001
                                                   Trustee: JPMorgan Chase Bank
First Distribution Date: December 26, 2001
                                                   Trust Administrator: Citibank, N.A.
No. __
                                                   Issue Date: November 30, 2001

                                                   CUSIP: 79548K 6H 6




                                  A-1-1

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN.
     ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to


                                      A-1-2
such Distribution Date and is the registered owner of Class A Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of ____% per annum and the Net WAC Rate calculated as provided in the Agreement in the case of each Distribution Date..

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                      A-1-3

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made.
          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held in the Trust Fund and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from in the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from in the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Legal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Legal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-1-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                        CITIBANK, N.A., as Trust Administrator


                                        By:____________________________________
                                                  Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class A Certificates referred to in the within-mentioned Agreement.


                                        CITIBANK, N.A., as Trust Administrator


                                        By:____________________________________
                                                   Authorized Signatory





                                      A-1-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian
                                                                 ---------

TEN ENT - as tenants by the entireties                      (Cust) (Minor) under
                                                          Uniform Gifts
JT TEN - as joint tenants with right                          to Minors Act
         if survivorship and not as                           _______________
          tenants in common                                       (State)

     Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed






                                      A-1-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to______________________________________________________
________________________________________________________________. Applicable
statements should be mailed to__________________________________________________
________________________________________________________________________________
___________________________. This information is provided by ___________________
________________________, the assignee named above, or _________________________
________________________________, as its agent.


                                      A-1-7

                                   EXHIBIT A-2
                                   -----------

                          FORM OF CLASS M-1 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE
     REGISTERED.



                                  A-2-1

Salomon Brothers Mortgage Securities VII,           Aggregate Certificate Principal Balance of the
Inc., Mortgage Pass-Through Certificates,           Class M-1 Certificates as of the Issue Date:
Series 2001-2                                       $____________

Pass-Through Rate: Variable                         Denomination: $______________

Cut-off Date and date of Pooling and                Servicer: Litton Loan Servicing LP
Servicing Agreement: November 1, 2001
                                                    Trustee: JPMorgan Chase Bank
First Distribution Date: December 26, 2001
                                                    Trust Administrator: Citibank, N.A.
No. __
                                                    Issue Date: November 30, 2001

                                                    CUSIP: 79548K 6E 3


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN.
     ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________________. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any


                                      A-2-2
successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of ____% per annum and the Net WAC Rate calculated as provided in the Agreement in the case of each Distribution Date

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.



                                      A-2-3

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held in the Trust Fund and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from in the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require,


                                      A-2-4
the party designated in the Agreement to purchase from in the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Legal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Legal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-2-5

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                        CITIBANK, N.A., as Trust Administrator


                                        By:___________________________________
                                                 Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class M-1 Certificates referred to in the within-mentioned Agreement.


                                        CITIBANK, N.A., as Trust Administrator


                                        By:____________________________________
                                                    Authorized Signatory





                                      A-2-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - Custodian
                                                                ---------

TEN ENT - as tenants by the entireties                      (Cust) (Minor) under
                                                       Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          _______________
          tenants in common                                       (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                        ______________________________________
                                        Signature by or on behalf of assignor



                                        ______________________________________
                                        Signature Guaranteed






                                      A-2-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to_____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________.This information is provided by ____________________
_______________________, the assignee named above, or __________________________
___________________________________, as its agent.


                                      A-2-8

                                   EXHIBIT A-3
                                   -----------

                          FORM OF CLASS M-2 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED.



                                  A-3-1

Salomon Brothers Mortgage Securities VII,         Aggregate Certificate Principal Balance of the
Inc., Mortgage Pass-Through Certificates,         Class M-2 Certificates as of the Issue Date:
Series 2001-2                                     $____________

Pass-Through Rate: Variable                       Denomination: $______________

Cut-off Date and date of Pooling and              Servicer: Litton Loan Servicing LP
Servicing Agreement: November 1, 2001
                                                  Trustee:  JPMorgan Chase Bank
First Distribution Date: December 26, 2001
                                                  Trust Administrator: Citibank, N.A.
No. __
                                                  Issue Date: November 30, 2001

                                                  CUSIP: 79548K 6F 0

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN.
     ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not


                                      A-3-2
defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of ____% per annum and the Net WAC Rate calculated as provided in the Agreement in the case of each Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by


                                      A-3-3
the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held in the Trust Fund and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from in the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from in the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such


                                      A-3-4
right to purchase is subject to the aggregate Legal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Legal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-3-5

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                        CITIBANK, N.A., as Trust Administrator


                                        By:_____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class M-2 Certificates referred to in the within-mentioned Agreement.


                                        CITIBANK, N.A., as Trust Administrator


                                        By:_____________________________________
                                                    Authorized Signatory





                                      A-3-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - Custodian
                                                                ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                       Uniform Gifts
JT TEN - as joint tenants with right                        to Minors Act
         if survivorship and not as                         _______________
          tenants in common                                      (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                       ________________________________________
                                       Signature by or on behalf of assignor



                                       ________________________________________
                                       Signature Guaranteed






                                      A-3-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to ____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
___________________________. This information is provided by ___________________
________________________, the assignee named above, or _________________________
_________________________, as its agent.


                                      A-3-8

                                   EXHIBIT A-4
                                   -----------

                          FORM OF CLASS M-3 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED.



                                      A-4-1

Salomon Brothers Mortgage Securities VII,         Aggregate Certificate Principal Balance of the
Inc., Mortgage Pass-Through Certificates,         Class M-3 Certificates as of the Issue Date:
Series 2001-2                                     $____________

Pass-Through Rate: Variable                       Denomination: $______________

Cut-off Date and date of Pooling and              Servicer: Litton Loan Servicing LP
Servicing Agreement: November 1, 2001
                                                  Trustee: JPMorgan Chase Bank
First Distribution Date: December 26, 2001
                                                  Trust Administrator: Citibank, N.A.
No. __
                                                  Issue Date: November 30, 2001

                                                  CUSIP:  79548K 6G 8


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN.
     ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                    MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

              SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that__________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a


                                      A-4-2
summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-3 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of ______% per annum and the Net WAC Rate calculated as provided in the Agreement in the case of each Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by


                                      A-4-3
the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held in the Trust Fund and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from in the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from in the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Legal Balance of the Mortgage Loans at the time of


                                      A-4-4
purchase being less than 10% of the aggregate Legal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-4-5

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                        CITIBANK, N.A., as Trust Administrator


                                        By:_____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class M-3 Certificates referred to in the within-mentioned Agreement.


                                        CITIBANK, N.A., as Trust Administrator


                                        By:_____________________________________
                                                     Authorized Signatory





                                      A-4-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                               ---------

TEN ENT - as tenants by the entireties                      (Cust) (Minor) under
                                                         Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          _______________
          tenants in common                                        (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                        _______________________________________
                                        Signature by or on behalf of assignor



                                        _______________________________________
                                        Signature Guaranteed






                                      A-4-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to_____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
___________________________.  This information is provided by __________________
___________________________________________, the assignee named above, or
________________________________________, as its agent.











                                      A-4-8

                                   EXHIBIT A-5
                                   -----------

                          FORM OF CLASS M-4 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED.


Salomon Brothers Mortgage Securities VII,           Aggregate Certificate Principal Balance of the
Inc., Mortgage Pass-Through Certificates,           Class M-4 Certificates as of the Issue Date:
Series 2001-2                                       $____________

Pass-Through Rate: Variable                         Denomination: $______________

Cut-off Date and date of Pooling and                Servicer: Litton Loan Servicing LP
Servicing Agreement: November 1, 2001
                                                    Trustee:  JPMorgan Chase Bank
First Distribution Date: December 26, 2001
                                                    Trust Administrator: Citibank, N.A.
No. __
                                                    Issue Date: November 30, 2001

                                                    CUSIP: 796641 9H 3



                                      A-5-1

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN.
     ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4 Certificates the aggregate initial


                                      A-5-2

Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-4 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of ___% per annum and the Net WAC Rate calculated as provided in the Agreement in the case of each Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.



                                      A-5-3

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held in the Trust Fund and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from in the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require,


                                      A-5-4
the party designated in the Agreement to purchase from in the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Legal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Legal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-5-5

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                        CITIBANK, N.A., as Trust Administrator


                                        By:_____________________________________
                                                      Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class M-4 Certificates referred to in the within-mentioned Agreement.


                                        CITIBANK, N.A., as Trust Administrator


                                        By:_____________________________________
                                                     Authorized Signatory





                                      A-5-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian
                                                                 ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                        Uniform Gifts
JT TEN - as joint tenants with right                        to Minors Act
         if survivorship and not as                         _______________
          tenants in common                                      (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                        ______________________________________
                                        Signature by or on behalf of assignor



                                        ______________________________________
                                        Signature Guaranteed






                                      A-5-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
___________________________.  This information is provided by _________________
___________________________________________, the assignee named above, or
________________________________________, as its agent.



                                      A-5-8

                                   EXHIBIT A-6
                                   -----------

                          FORM OF CLASS M-5 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED.

Salomon Brothers Mortgage Securities VII,       Aggregate Certificate Principal Balance of the
Inc., Mortgage Pass-Through Certificates,       Class M-5 Certificates as of the Issue Date:
Series 2001-2                                   $____________

Cut-off Date and date of Pooling and            Denomination: $______________
Servicing Agreement: November 1, 2001
                                                Servicer: Litton Loan Servicing LP
First Distribution Date: December 26, 2001
                                                Trustee:  JPMorgan Chase Bank
No. __
                                                Trust Administrator: Citibank, N.A.

                                                Issue Date: November 30, 2001

                                                CUSIP:  796641 9J 9


                                     A-6-1

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN.
     ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-5 Certificates the aggregate initial


                                      A-6-2

Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-5 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of ____% per annum and the Net WAC Rate calculated as provided in the Agreement in the case of each Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.



                                      A-6-3

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held in the Trust Fund and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from in the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require,


                                      A-6-4
the party designated in the Agreement to purchase from in the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Legal Balance of the Mortgage Loans at the time of purchase being less than 10% of theLegal Balance balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-6-5

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                        CITIBANK, N.A., as Trust Administrator


                                        By:____________________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class M-5 Certificates referred to in the within-mentioned Agreement.


                                        CITIBANK, N.A., as Trust Administrator


                                        By:____________________________________
                                                     Authorized Signatory





                                     A-6-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian
                                                                 ---------

TEN ENT - as tenants by the entireties                      (Cust) (Minor) under
                                                       Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          _______________
          tenants in common                                        (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed






                                      A-6-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to_____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
________________________________________________________________________________
___________________________. This information is provided by ___________________
________________________, the assignee named above, or _________________________
_______________, as its agent.


                                      A-6-8

                                   EXHIBIT A-7
                                   -----------

                          FORM OF CLASS M-6 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5
     CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED.

Salomon Brothers Mortgage Securities VII,         Aggregate Certificate Principal Balance of the
Inc., Mortgage Pass-Through Certificates,         Class M-6 Certificates as of the Issue Date:
Series 2001-2                                     $____________

Cut-off Date and date of Pooling and              Denomination: $______________
Servicing Agreement: November 1, 2001
                                                  Servicer: Litton Loan Servicing LP
First Distribution Date: December 26, 2001
                                                  Trustee:  JPMorgan Chase Bank
No. __
                                                  Trust Administrator: Citibank, N.A.

                                                  Issue Date: November 30, 2001

                                                  CUSIP: 796641 9K 6




                                      A-7-1

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN.
     ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-6 Certificates the aggregate initial


                                      A-7-2

Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-6 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of ____% per annum and the Net WAC Rate calculated as provided in the Agreement in the case of each Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.



                                      A-7-3

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held in the Trust Fund and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from in the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require,


                                      A-7-4
the party designated in the Agreement to purchase from in the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Legal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Legal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-7-5

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                        CITIBANK, N.A., as Trust Administrator


                                        By:____________________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class M-6 Certificates referred to in the within-mentioned Agreement.


                                        CITIBANK, N.A., as Trust Administrator


                                        By:____________________________________
                                                    Authorized Signatory





                                      A-7-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - Custodian
                                                                ---------

TEN ENT - as tenants by the entireties                      (Cust) (Minor) under
                                                         Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          _______________
          tenants in common                                       (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                        _______________________________________
                                        Signature by or on behalf of assignor



                                        _______________________________________
                                        Signature Guaranteed






                                      A-7-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to_____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
___________________________. This information is provided by ___________________
________________________, the assignee named above, or _________________________
________________________, as its agent.






                                      A-7-8

                                   EXHIBIT A-8
                                   -----------

                           FORM OF CLASS R CERTIFICATE

     THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES
     PERSON.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED..

     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY
     SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION


                                      A-8-1

     AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.


Salomon Brothers Mortgage Securities VII,        Aggregate Percentage Interest of the Class R
Inc., Mortgage Pass-Through Certificates,        Certificates as of the Issue Date: 100%
Series 2001-2
                                                 Percentage Interest: __________________
Cut-off Date and date of Pooling and
Servicing Agreement: November 1, 2001            Servicer: Litton Loan Servicing LP

First Distribution Date: December 26, 2001       Trustee: JPMorgan Chase Bank

No. __                                           Trust Administrator: Citibank, N.A.

                                                 Issue Date: November 30, 2001





                                      A-8-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________ is the registered owner of a Percentage Interest (as specified above) in that certain beneficial ownership interest evidenced by all the Certificates of the Class to which this Certificate belongs created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates having a 66% Percentage Interest in the Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                      A-8-3

"Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of
(i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any


                                      A-8-4

Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trust Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust REMIC and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust REMIC to cease to qualify as a REMIC or cause the imposition of a tax upon the Trust REMIC.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held in the Trust Fund and required


                                      A-8-5
to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from in the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from in the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Legal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Legal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-8-6

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                        CITIBANK, N.A., as Trust Administrator


                                        By:_____________________________________
                                                      Authorized Officer



                                           CERTIFICATE OF AUTHENTICATION

         This is one of the Class R Certificates referred to in the within-mentioned Agreement.


                                        CITIBANK, N.A., as Trust Administrator


                                        By:_____________________________________
                                                    Authorized Signatory





                                      A-8-7

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                               ---------
TEN ENT - as tenants by the entireties                      (Cust) (Minor) under
                                                         Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          _______________
          tenants in common                                         (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed






                                      A-8-8

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to ____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
___________________________. This information is provided by __________________
___________________________________________, the assignee named above, or
________________________________________, as its agent.






                                      A-8-9

                                    EXHIBIT B
                                    ---------

                                   [Reserved]

                                   EXHIBIT C-1
                                   -----------

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                           [Date]

Salomon Brothers Mortgage Securities VII, Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013

Litton Loan Servicing LP
4828 Loop Central Drive,
Houston, Texas  77081-2226

          Re: Pooling and Servicing Agreement, dated as of November 1, 2001, among Salomon Brothers Mortgage Securities VII, Inc., Litton Loan Servicing LP, JPMorgan Chase Bank and Citibank, N.A.,
               Mortgage Pass-Through Certificates, Series 2001-2
               -----------------------------------------------------------------

Ladies and Gentlemen:

          Attached is the Trustee's preliminary exceptions in accordance with
Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.

          The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) whether any Mortgage File included any of the documents specified in clause (v) of Section 2.01 of the Pooling and Servicing Agreement.

                                        JPMORGAN CHASE BANK

                                        By:_________________________________
                                        Name:
                                        Title:







                                                       C-2-1

                                   EXHIBIT C-2
                                   -----------

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                      [Date]

Salomon Brothers Mortgage Securities VII, Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013

Litton Loan Servicing LP
4828 Loop Central Drive,
Houston, Texas 77081-2226

          Re: Pooling and Servicing Agreement, dated as ofNovember 1, 2001, among Salomon Brothers Mortgage Securities VII, Inc., Litton Loan Servicing LP, JPMorgan Chase Bank and Citibank, N.A.,
               Mortgage Pass-Through Certificates, Series 2001-2
               -----------------------------------------------------------------

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

          (i) the original recorded Mortgage, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, or a certified copy thereof in those instances where the public recording office retains the original or where the original has been lost; and

          (ii) an original Assignment in recordable form or a recorded Assignment to the Trustee together with the original recorded Assignment or Assignments showing a complete chain of assignment from the originator, or a certified copy of such Assignments in those instances where the public recording retains the original or where original has been lost; and

          (iii) the original lender's title insurance policy.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.



                                      C-2-1

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                        JPMORGAN CHASE BANK

                                        By:___________________________________
                                        Name:
                                        Title:






                                      C-2-2

                                    EXHIBIT D
                                    ---------

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

         This Mortgage Loan Purchase Agreement (this "Agreement") is dated as of November 30, 2001 and is between Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation (the "Purchaser") and Salomon Brothers Realty Corp., a New York corporation (the "Seller"). The Seller sells, and the Purchaser purchases, the mortgage loans (the "Mortgage Loans") described in, and set forth in, the Mortgage Loan Schedule attached hereto as Schedule 1. Reference is made to the Pooling and Servicing Agreement dated as of November 1, 2001 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, Litton Loan Servicing LP as servicer (in such capacity, the "Servicer"), JPMorgan Chase Bank as trustee (the "Trustee") and Citibank, N.A. as trust administrator (the "Trust Administrator"), relating to the issuance of the Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 2001-2 (the "Certificates"). Capitalized terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

         1. PURCHASE PRICE; PURCHASE AND SALE. The purchase price (the "Purchase Price") for the Mortgage Loans shall be $__________________________ payable by the Purchaser to the Seller on November 30, 2001 (the "Closing Date") in immediately available funds. The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Thacher Proffitt & Wood, New York, New York, at 9:00 a.m. New York time, on the Closing Date.

         On the Closing Date, the Purchaser shall pay the Purchase Price to the Seller. The Seller hereby transfers, assigns, sets over and otherwise conveys to the Purchaser all of the Seller's right, title and interest in and to the Mortgage Loans, including all interest due and principal and Arrearage received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to any contractual rights against HUD relating to the Mortgage Loans and in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies relating to the Mortgage Loans. In connection with such transfer and assignment of the Mortgage Loans, the Seller shall promptly deliver to the Purchaser all cash received by it in respect of the Mortgage Loans after the Cut-off Date related to the Mortgage Loans. The Purchaser hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee or Custodian on its behalf, all documents, instruments and agreements related to the Mortgage Loans, including but not limited to those specified in Section 2.01 of the Pooling and Servicing Agreement.

         2. REPRESENTATIONS AND WARRANTIES. (a) The Seller hereby represents and warrants to the Purchaser and any assignee or designee of the Purchaser as of the date hereof and as of the Closing Date that:


         (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own its properties, to carry on its business as presently conducted by it and to enter and perform its obligations under this Agreement;

         (ii) The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement and the Seller has duly executed and delivered the Agreement;

         (iii) Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement and all of the obligations of the Seller hereunder are the legal, valid and binding obligations of the Seller, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, (B) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities;

         (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Seller does not conflict with any provision of the certificate of incorporation or by-laws of the Seller or any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement. The Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Seller of this Agreement;

         (v) There is no action, suit or proceeding pending against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Seller to carry out its obligations under this Agreement or have a material adverse effect on the financial condition of the Seller or the ability of the Seller to perform its obligations under this Agreement; and

         (vi) The Seller is transferring the Mortgage Loans to the Purchaser free and clear of any and all liens, pledges, charges and security interests created by or through the Seller.

                  (b) The Seller hereby represents, warrants and covenants to the Purchaser and any assignee or designee of the Purchaser that as of the Closing Date or as of such date specifically provided herein:

         (i) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects as of the Cut-off Date, unless another date is set forth on the Mortgage Loan Schedule;

         (ii) As of the Cut-off Date, except with respect to approximately 4.21% of the Mortgage Loans, by Unpaid Principal Balance as of the Cut-off Date, each borrower has paid an amount equal to at least 97.5% of the aggregate amount of Original Scheduled Payments due for the six (6) calendar months immediately preceding the Cut-off Date.

         (iii) Each Mortgage Loan transferred hereunder is a valid first lien (or, if indicated in the Mortgage Loan Schedule, second lien on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restriction, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second lien, the related first lien;

         (iv) Immediately prior to the assignment of the Mortgage Loans to the Purchaser hereunder for deposit into the Trust Fund, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest;

         (v) There is no delinquent tax or assessment lien against any Mortgaged Property that is superior in lien status to the related Mortgage Loan;

         (vi) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage transferred to the Trust Fund;

         (vii) To the best of the Seller's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by the title insurance policy referred to in (ix) below;

         (viii) The Seller has not, except as the Mortgage File may reflect, modified the Mortgage in any material respect, satisfied, canceled or subordinated such Mortgage in whole or in part, released the related Mortgaged Property in whole or in part from the lien of such Mortgage, or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

         (ix) A lender's policy of title insurance or a commitment (binder) to issue the same (or, in the case of Mortgaged Properties located in areas in which such policies are not generally available, an attorney's certificate or opinion of title) is valid and remains in full force and effect;

         (x) Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development;

         (xi) Each Mortgage Loan, as of the Closing Date, is a fixed rate or adjustable rate Mortgage Loan having an original term to stated maturity from the date on which the first monthly payment is due of generally not more than 30 years. The related Mortgage Note is payable on the first day of each month in monthly installments of principal and interest, with interest payable in arrears;

         (xii) Each Mortgage Loan is directly secured by a Mortgage on real property and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, as of the origination date, was the only security for the Mortgage Loan, provided, that the Mortgage Loan has not been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default thereto was not reasonably foreseeable or (2) the fair market value of such real property was at least equal to 80% of the adjusted issue price of the Mortgage Loan (A) at origination (or, if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (B) at the Startup Day;

         (xiii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the program covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

         (xiv) Each Mortgage Loan was originated generally in accordance with the applicable HUD program;

         (xv) The Seller has no reason to believe that each BPO that was used to determine the value of the related Mortgaged Property does not reflect the fair market value of the related Mortgaged Property at the time of the BPO;

         (xvi) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including, without limitation, the related mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan; and

         (xvii)   Each Mortgage Loan constitutes a qualified mortgage under
                  Section 860G(a)(3)(A) of the Code and Treasury Regulations
                  Section 1.860G-2(a)(1) and (3).



         3. CURE OF BREACHES; REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS.

                  (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the lack of which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Purchaser or any assignee or designee of the Purchaser, or of the breach by the Seller of any representation, warranty or covenant under this Agreement in respect of any related Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Purchaser or any assignee or designee of the Purchaser, the party discovering such fact shall promptly give or cause to be given written notice thereof to the other party hereto. The Purchaser shall cause the Servicer to request that the Seller deliver such missing document or cure such defect or breach within 60 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, then (i) in connection with any such breach that could not reasonably have been cured within such 60 day period, if the Seller shall have commenced to cure such breach within such 60 day period, to proceed thereafter diligently and expeditiously to cure the same within an additional 60 day period and (ii) in connection with any such breach (subject to clause (i) above) or in connection with any missing document or defect, to repurchase such Mortgage Loan at the Purchase Price within 120 days after the date on which the Seller was notified (subject to Section 2.03(e) of the Pooling and Servicing Agreement). In lieu of repurchasing any such Mortgage Loan as set forth above, the Seller may substitute for such Mortgage Loan (in which case it shall become a Deleted Mortgage Loan) one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 3(b) hereof. It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Purchaser or any assignee or designee of the Purchaser.

                  (b) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 3(a) by the Seller must be effected prior to the date which is two years after the Startup Day for the Trust Fund.

                  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by such Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary prior and other endorsements thereon, as are required by Section 2.01 of the Pooling and Servicing Agreement, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. Modified Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Modified Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject in all respects to the terms of this Agreement, including as of the date of substitution all applicable representations and warranties of the Seller in Section 2(b) hereof.

                  For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Purchaser will cause to be determined the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Legal Balance thereof as of the date of substitution, together with one month's interest on the related Scheduled Principal Balance at the applicable Mortgage Rate. On the date of such substitution, the Seller will deliver or cause to be delivered an amount equal to the Substitution Shortfall Amount, if any.

                  In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (A) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (B) the Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Upon discovery by the Purchaser or the Seller that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other party hereto. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 3(b), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in
Section 3(a).

         4. ASSIGNMENT TO TRUSTEE. The Seller consents to the assignment by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement for the benefit of the Holders of the Certificates, of all the Purchaser's rights under this Agreement.

         5. OPINIONS OF COUNSEL. The Seller hereby covenants to deliver or cause to be delivered to the Purchaser, simultaneously with the execution hereof, opinions of counsel as to various corporate matters in form satisfactory to the Purchaser.

         6. NOTICES. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Purchaser, will be mailed, delivered or telegraphed and confirmed to it at Salomon Brothers Mortgage Securities VII, Inc., 390 Greenwich Street, New York, New York 10013, Attention:
Mortgage Finance Group, telephone: (212) 783-7000, facsimile: (212) 723-8604, or such other address as may be designated by the Purchaser to the Seller in writing, or, if sent to the

Seller, will be mailed, delivered or telegraphed and confirmed to it at Salomon Brothers Realty Corp., 390 Greenwich Street, New York, New York 10013,
Attention: Mortgage Finance Group, telephone: (212) 783-7000, facsimile: (212) 723-8604, or such other address as may be designated by the Seller to the Purchaser in writing.

         7. TRUSTEE BENEFICIARY. The representations, warranties and agreements made by the Seller in this Agreement are made for the benefit of, and may be enforced by or on behalf of, the Trustee and the Certificateholders to the same extent that the Purchaser has rights against the Seller under this Agreement in respect of representations, warranties and agreements made by the Seller herein and such representations and warranties shall survive delivery of the respective Mortgage Files to the Trustee until the termination of the Pooling and Servicing Agreement.

         8. MISCELLANEOUS. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of the Certificates without the prior written consent of the Trustee. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided herein.

         9. CHARACTERIZATION. It is the express intent of the parties hereto that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby.

         IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                           SALOMON BROTHERS MORTGAGE
                                           SECURITIES VII, INC.


                                           By:
                                              ------------------------------
                                           Name:
                                           Title:





                                           SALOMON BROTHERS REALTY CORP.

                                           By:
                                              ------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                             AVAILABLE UPON REQUEST

                                    EXHIBIT E
                                    ---------

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information
----------------

         Name of Mortgagor:          __________________________________

         Servicer
         Loan No.:                   __________________________________

Trustee/Custodian
-----------------

         Name:                       __________________________________

         Address:                    __________________________________
                                     __________________________________

         Trustee/Custodian
         Mortgage File No.:          __________________________________

Trust Administrator
-------------------

         Name:                       __________________________________

         Address:                    __________________________________
                                     __________________________________

Depositor
---------

         Name:             SALOMON BROTHERS MORTGAGE
                                     SECURITIES VII, INC.

         Address:                    _________________________________
                                     _________________________________

         Certificates:               Salomon Brothers Mortgage Securities VII,
                                     Inc., Mortgage Pass-Through Certificates,
                                     Series 2001-2

          The undersigned Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 2001-2 the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of November 1, 2001, among the Trustee, the Trust Administrator, the Depositor and the Servicer (the "Pooling and Servicing Agreement").


                                      E-1-1

          ( ) Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

          ( ) Mortgage recorded on _________________________ as instrument no.
____________________ in the County Recorder's Office of the County of
_________________, State of __________________ in book/reel/docket
_________________ of official records at page/image _____________.

          ( ) Deed of Trust recorded on ___________________ as instrument no.
________________ in the County Recorder's Office of the County of
_________________, State of ____________________ in book/reel/docket
_________________ of official records at page/image ______________.

          ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ___________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________ in
book/reel/docket ____________ of official records at page/image ____________.

          ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

          ( )  ____________________________________________________

          ( )  ____________________________________________________

          ( )  ____________________________________________________

          ( )  ____________________________________________________

          The undersigned Servicer hereby acknowledges and agrees as follows:

          (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee and the Trust Administrator, solely for the purposes provided in the Agreement.

          (2) The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.


                                      E-1-2

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

Dated:

                                        LITTON LOAN SERVICING LP


                                        By:__________________________
                                        Name:
                                        Title:




                                      E-1-3

                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICER'S CERTIFICATE AND TRUST RECEIPT
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-2

___________________________________________________ HEREBY CERTIFIES THAT HE/SHE
IS AN OFFICER OF THE SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), ARREARAGE AND INTEREST HAVE BEEN MADE.

LOAN NUMBER: _________________            BORROWER'S NAME:______________________

COUNTY: ______________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

______________________________                      DATED:______________________

/ / VICE PRESIDENT

/ / ASSISTANT VICE PRESIDENT





                                      E-2-1

                                   EXHIBIT F-1
                                   -----------

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                     [Date]

Citibank, N.A.
111 Wall Street
New York, New York 10005


           Re:   Salomon Brothers Mortgage Securities VII, Inc.,
                 Mortgage Pass-Through Certificates, Series 2001-2, Class ___, representing a ___% Class ___ Percentage Interest
                 --------------------------------------------------------------


Ladies and Gentlemen:

          In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

          Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of November 1, 2001, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Litton Loan Servicing LP as Servicer, JPMorgan Chase Bank as Trustee and Citibank, N.A. as Trust Administrator (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.




                                      F-1-1

          Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                             Very truly yours,

                                             [Transferor]

                                             By:___________________________
                                             Name:
                                             Title:





                                      F-1-2

                    FORM OF TRANSFEREE REPRESENTATION LETTER


                                                         [Date]

Citibank, N.A.
111 Wall Street
New York, New York 10005

         Re:    Salomon Brothers Mortgage Securities VII, Inc.,
                Mortgage Pass-Through Certificates, Series 2001-2, Class ___, representing a ___% Percentage Interest
                --------------------------------------------------------------


Ladies and Gentlemen:

          In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

          1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          2. The Transferee has been furnished with all information regarding
(a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

          All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of November 1, 2001, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Litton Loan Servicing LP as Servicer, JPMorgan Chase Bank as Trustee and Citibank, N.A. as Trust Administrator, pursuant to which the Certificates were issued.

                                                  [TRANSFEREE]

                                                  By:__________________________
                                                  Name:
                                                  Title:



                                      F-1-3

                                                          ANNEX 1 TO EXHIBIT F-1
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Ctibibank, N.A., as Trust Administrator, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

          2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

--------------------------
         1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.



                                      F-1-4

     ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934.

     ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

          3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.


         ___     ___    Will the Transferee be purchasing the Certificates
         Yes     No     only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party


                                      F-1-5

(including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                     _____________________________________
                                     Print Name of Transferee


                                     By:_________________________________
                                     Name:
                                     Title:




                                      F-1-6

                                                          ANNEX 2 TO EXHIBIT F-1
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Citibank, N.A., as Trust Administrator, with respect to the mortgage pass- through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

          2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

     ____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.



                                      F-1-7

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

          6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

                                       _____________________________________
                                       Print Name of Transferee or Advisor


                                       By:__________________________________
                                       Name:
                                       Title:

                                       IF AN ADVISER:

                                       _____________________________________
                                       Print Name of Transferee



                                      F-1-8

                                   EXHIBIT F-2
                                   -----------

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT


STATE OF                  )
                          : ss.:
COUNTY OF                 )


          _______________, being duly sworn, deposes, represents and warrants as follows:

          1. I am the ___________________ of________________________________
(the "Owner"), a corporation duly organized and existing under the laws of the State of Delaware, on behalf of whom I make this affidavit and agreement. The Owner is the record owner of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 2001-2, Class R Certificates (the "Class R Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor, Litton Loan Servicing LP as servicer, JPMorgan Chase Bank as trustee and Citibank, N.A. as trust administrator. Capitalized terms used but not defined herein have the meanings assigned to them in the Pooling and Servicing Agreement.

          2. The Owner (i) is and will be a "Permitted Transferee" as of November __, 2001 and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

          3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after December 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated


                                      F-2-1
under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

          4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Owner is aware that the Trust Administrator will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trust Administrator, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

          7. The Owner's taxpayer identification number is [________________].

          8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d), which authorize the Trust Administrator to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trust Administrator in the event that the Owner holds such Certificate in violation of Section 5.02(d)), and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

          10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

          11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

          12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Class R Certificates remain outstanding.


                                      F-2-2

          13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

          14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

          15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trust Administrator an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remain outstanding; and (iii) is not a "Permitted Transferee."

          16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, as defined in Code Section 7701(a)(30).

          17. The Owner (i) is not a Plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a Person acquiring the Certificates or interest therein with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 and (ii) will not transfer such Certificates to Plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a Person acquiring the Certificates or interest therein with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101.




                                      F-2-3

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its_________________________, by its _________________, attested by its
______________, this __ day of__________________, 2001.


                                        [Transferee-Owner]


                                        By:_____________________________________
                                        Name:
                                        Title:


ATTEST:


By:__________________________________
Name:
Title:



          Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a ______________ of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this __ day of November, 2001.


                                        _____________________________________
                                                    Notary Public


                                        County of _________________________
                                        State of __________________________
                                        My Commission expires:



                                      F-2-4

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK           )
                            :ss.:
COUNTY OF NEW YORK          )


          [______________], being duly sworn, deposes, represents and warrants as follows:

          1. I am an [_________________________] of ________________________
(the "Owner"), a ____________________ duly organized and existing under the laws of ____________________________, on behalf of whom I make this affidavit.

          2. The Owner is not transferring the Class R Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

          3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

          4. The Owner understands that the Purchaser has delivered to the Trust Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

          5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E- 1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

          6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

          7. The Owner (i) is not a Plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a Person acquiring the Certificates or interest therein with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 and (ii) will not transfer such Certificates to Plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a Person acquiring the Certificates or interest therein with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101.


                                      F-2-5

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its _____________________, by its ___________________, attested by its ___________________, this __ day of
____________________.


                                     [Transferor-Owner]


                                     By:____________________________________
                                     Name:
                                     Title:


ATTEST:


By: _______________________
Name:
Title:


                                      F-2-6

                                   Schedule 1

                             MORTGAGE LOAN SCHEDULE

                                 Filed By Paper



                                  Schedule 1-1

                                   Schedule 2

                           SCHEDULE OF MORTGAGE LOANS
                        WITH RECONSTRUCTED MORTGAGE FILES

                             Available Upon Request



                                  Schedule 3-1